Seligman
Value Fund Series, Inc.
--------------------------------------------------------------------------------

Large-Cap Value Fund
Smaller-Cap Value Fund

Annual Report
December 31, 2008

A Value Approach to Seeking Long-Term Capital Appreciation

                                    [GRAPHIC]

Table of Contents



Interview With Your Portfolio Managers.............................................  2

Performance and Portfolio Overview.................................................  8

Benchmarks......................................................................... 16

Understanding and Comparing Your Fund's Expenses................................... 17

Portfolios of Investments.......................................................... 19

Statements of Assets and Liabilities............................................... 24

Statements of Operations........................................................... 26

Statements of Changes in Net Assets................................................ 27

Notes to Financial Statements...................................................... 28

Financial Highlights............................................................... 38

Report of Independent Registered Public Accounting Firm............................ 50

Required Federal Income Tax Information............................................ 51

Proxy Results...................................................................... 52

Matters Relating to the Directors' Consideration of the Approval of the Investment
Management Services Agreement...................................................... 53

Directors and Officers............................................................. 59

Additional Series Information...................................................... 63

Interview With Your Portfolio Managers
Neil T. Eigen and Richard S. Rosen

Seligman Large-Cap Value Fund

Q. How did Seligman Large-Cap Value Fund perform for the year ended December 31, 2008?

A.For the one year ended December 31, 2008, Seligman Large-Cap Value Fund posted a total return, based on the net asset value of Class A shares of -37.2%. In comparison, the Fund's benchmark, the Russell 1000 Value Index, returned -36.9%, and the Fund's peers, as measured by the Lipper Large-Cap Value Funds Average, returned
   -37.4%.

Q. What market conditions and economic factors materially impacted the Fund's investment results during the year?

A.Markets across the board were down significantly in 2008. Weak economic data points released in January in manufacturing, employment, and retail sales fueled fears of global recession and sparked a sharp sell-off in equities. The credit freeze continued as growth slowed and banks and brokers reined in capital as the financial system continued to absorb losses related to subprime debt. The combined crises in housing, the credit market, and the economy spurred an activist Federal Reserve Board (the Fed) and the Administration to take unprecedented steps to shore up the economy.

  The liquidity crisis reached its peak in March when the Fed intervened to facilitate the sale of investment bank Bear Stearns to JPMorgan Chase. Bear Stearns, an 85-year-old financial institution, was highly leveraged and after losing access to capital, was on the brink of insolvency.

  Seeking to contain the damage and shore up the financial system, the Fed stepped in and engineered the sale of the troubled investment bank. The Administration and Congress were similarly proactive in addressing the crisis. In addition to enacting a $160 billion fiscal stimulus program, the cap on mortgages that Fannie Mae and Freddie Mac can acquire and guarantee was raised in an effort to support home purchases.

  The Fed reacted to the weakening economic outlook with a federal funds target rate cut in January, made between the Fed's regular meetings, followed by three additional decreases during the period. As the Fed moved, however, concerns of inflation grew and the dollar weakened. As the dollar weakened, commodities rallied and stock prices continued to decline. At the end of June, oil prices had reached north of $140 per barrel. The resultant impact was a slowing of consumer spending and the economy itself. Commodity prices reversed course in June, essentially giving back gains earned earlier in the fiscal year. Investors were largely driven out of commodities and commodity-related stocks that had performed well earlier in the period, in search of more defensive positions.

  In September we witnessed the unfolding of several unprecedented events that affected markets on a global scale. Fannie Mae and Freddie Mac were put into conservatorship. On September 15, Lehman Brothers filed for bankruptcy. The ripple effects of the failing of this 158-year old investment bank were widespread. Several cash management funds with exposure to Lehman debt suffered, with the net asset value of the Reserve Primary Fund falling below $1 per share - "breaking the buck." Credit markets across the globe

Interview With Your Portfolio Managers
Neil T. Eigen and Richard S. Rosen

Seligman Large-Cap Value Fund (continued)

  froze up, which had a significant implication on markets as a whole. Investors started focusing more on higher quality stocks. The stock of any company with a fair amount of debt on its balance sheet suddenly became a question mark to investors.

  The downgrading of AIG's credit rating led to a liquidity crisis (its stock price suffered a 95% decline on September 16, 2008) that ended in the largest government bailout of a company in US history. Merrill Lynch quickly sold itself to Bank of America, and commercial banks WAMU and Wachovia were quickly sold to JPMorgan and Wells Fargo, respectively.

  Personal consumption in the US contracted for the first time in almost two decades during the third quarter of 2008. With mounting job losses, tighter credit conditions, and a significantly amplified level of household debt, the resulting recession has been much deeper than we have experienced in quite some time. The US consumer accounts for approximately two-thirds of the US economy. When the consumer retrenches, as they did during 2008, the resulting impact on the economy as a whole is tremendous.

Q. What investment strategies and techniques materially impacted the Fund's investment results during the year?

A.The Fund's largest allocation during the year was to the financials sector, which was the poorest performing sector of the benchmark in 2008. The Fund maintained a very slight overweight in the sector, compared to the benchmark, but stock selection enabled the Fund to outperform the benchmark's financials results.
  Despite top individual detractors Bank of America and Prudential Financial, the Fund outperformed the benchmark considerably in the financials sector, with the aid of individual top contributors Regions Financial and Travelers.

  Other areas that contributed positively to the Fund's relative investment results during the year included the consumer discretionary, health care, industrials, and materials sectors. The Fund maintained an average weighting in consumer discretionary in line with the benchmark. The Fund's holdings garnered stronger results than those of the benchmark, resulting in a relative outperformance in the sector. The Fund was overweight, versus the benchmark, in the health care, industrials, and materials sectors and the Fund's holdings in these sectors also outperformed those of the benchmark. Bristol-Myers Squibb joined Regions Financial and Travelers as a top individual contributor to the Fund's investment results in 2008.

  The Fund's investment results, versus the benchmark, were most negatively impacted by its holdings in the energy sector, an area in which the Fund maintained an underweight, relative to the benchmark. Valero Energy was among the Fund's bottom performers during the year. Other areas that negatively impacted the Fund's investment results during the period included consumer staples and information technology, areas in which the Fund was overweight, relative to the benchmark. Utilities, in which the Fund maintained a modest (averaging less than 4% in 2008) weighting, was also an area of underperformance.

Interview With Your Portfolio Managers
Neil T. Eigen and Richard S. Rosen

Seligman Large-Cap Value Fund (continued)


  The Fund is concentrated in nature, holding approximately 30-40 names, versus 1000 names that constitute the benchmark, and a holding's performance will be reflected more substantially in the Fund's portfolio than it will in the benchmark. Our investment philosophy has been, and continues to be, to own companies that can maintain and sustain competitive positions and business models as well as retain their cost effectiveness and ability to price. While the prevailing market environment in 2008 presented an endless barrage of challenges with rising unemployment and declining retail sales, there are huge amounts of money on the sidelines, waiting to be invested at the first sign of recovery. One year's worst performers may be the next year's winners. The most important thing to take away is that, historically, the most successful investors over a long period of time have been long-term investors.

Interview With Your Portfolio Managers
Neil T. Eigen and Richard S. Rosen

Seligman Smaller-Cap Value Fund

Q. How did Seligman Smaller-Cap Value Fund perform for the year ended December 31, 2008?

A.For the one year ended December 31, 2008, Seligman Smaller-Cap Value Fund posted a total return, based on the net asset value of Class A shares of -41.2%. In comparison, the Fund's benchmark, the Russell 2000 Value Index, returned -28.9%, and the Fund's peers, as measured by the Lipper Small-Cap Core Funds Average and the Lipper Small-Cap Value Funds Average, returned -36.2% and -33.5%, respectively.

Q. What market conditions and economic factors materially impacted the Fund's investment results during the year?

A.Seligman Smaller-Cap Value Fund underperformed its benchmark, the Russell
  2000 Value Index, for the year ended December 31, 2008. Markets across the board were down significantly in 2008. Smaller company stocks are commonly viewed as being subject to greater market volatility than larger company stocks, and the extremely volatile market environment in 2008 certainly presented no exception.

  Weak economic data points released in January in manufacturing, employment, and retail sales fueled fears of global recession and sparked a sharp sell-off in equities. The credit freeze continued as growth slowed and banks and brokers reined in capital as the financial system continued to absorb losses related to subprime debt. The combined crises in housing, the credit market, and the economy spurred an activist Federal Reserve Board (the Fed) and the
  Administration to take unprecedented steps to shore up the economy.

  The liquidity crisis reached its peak in March when the Fed intervened to facilitate the sale of investment bank Bear Stearns to JPMorgan Chase. Bear Stearns, an 85-year-old financial institution, was highly leveraged and after losing access to capital, was on the brink of insolvency.

  Seeking to contain the damage and shore up the financial system, the Fed stepped in and engineered the sale of the troubled investment bank. The Administration and Congress were similarly proactive in addressing the crisis. In addition to enacting a $160 billion fiscal stimulus program, the cap on mortgages that Fannie Mae and Freddie Mac can acquire and guarantee was raised in an effort to support home purchases.

  The Fed reacted to the weakening economic outlook with a federal funds target rate cut in January, made between the Fed's regular meetings, followed by three additional decreases during the period. As the Fed moved, however, concerns of inflation grew and the dollar weakened. As the dollar weakened, commodities rallied and stock prices continued to decline. At the end of June, oil prices had reached north of $140 per barrel. The resultant impact was a slowing of consumer spending and the economy itself. Commodity prices reversed course in June, essentially giving back gains earned earlier in the fiscal year. Investors were largely driven out of commodities and commodity-related stocks that had performed well earlier in the period, in search of more defensive positions.

Interview With Your Portfolio Managers
Neil T. Eigen and Richard S. Rosen

Seligman Smaller-Cap Value Fund (continued)


  In September we witnessed the unfolding of several unprecedented events that affected markets on a global scale. Fannie Mae and Freddie Mac were put into conservatorship. On September 15, Lehman Brothers filed for bankruptcy. The ripple effects of the failing of this 158-year old investment bank were widespread. Several cash management funds with exposure to Lehman debt suffered, with the net asset value of the Reserve Primary Fund falling below $1 per share -- "breaking the buck." Credit markets across the globe froze up, which had a significant implication on markets as a whole. Investors started focusing more on higher quality stocks. The stock of any company with a fair amount of debt on its balance sheet suddenly became a question mark to investors.

  The downgrading of AIG's credit rating led to a liquidity crisis (its stock price suffered a 95% decline on September 16, 2008) that ended in the largest government bailout of a company in US history. Merrill Lynch quickly sold itself to Bank of America, and commercial banks WAMU and Wachovia sold themselves to stronger firms.

  Personal consumption in the US contracted for the first time in almost two decades during the third quarter of 2008. With mounting job losses, tighter credit conditions, and a significantly amplified level of household debt, the resulting recession has been much deeper than we have experienced in quite some time. The US consumer accounts for approximately two-thirds of the US economy. When the consumer retrenches, as they did during 2008, the resulting impact on the economy as a whole is tremendous.

Q. What investment strategies and techniques materially impacted the Fund's investment results during the year?

A.The Fund's largest allocation during the year was to the industrials sector.
  The Fund's weighting was more than twice that of the benchmark. The sector was among the better performing areas of the benchmark, and the Fund's significant weighting contributed to relative investment results. Delta Air Lines was a notable contributor to the Fund's investment results during the year, as its stock soared as energy prices declined.

  Other notable areas that contributed to the Fund's relative investment results during the period included the financials and information technology sectors. The Fund was significantly underweight the benchmark in the financials sector, which has been hard hit in recent years. Within the sector, the Fund avoided the capital markets and commercial banks industries, focusing instead in the insurance industry. The Fund outperformed the benchmark considerably in the financials sector, with the aid of notable insurance industry contributors, W.R. Berkley and Infinity Property & Casualty Corp.

  The area that had the largest negative impact on the Fund's investment results during the period was the health care sector. The Fund was in line with the benchmark's sector weighting. Stock selection within the sector -- Wellcare Health Plans, in particular, which was among the Fund's bottom performers during the year -- led the Fund to underperform the benchmark within the sector.

Interview With Your Portfolio Managers
Neil T. Eigen and Richard S. Rosen

Seligman Smaller-Cap Value Fund (continued)

  Other areas that negatively impacted the Fund's investment results during the period included the energy, consumer staples, and consumer discretionary sectors. The Fund's allocation to consumer staples was slightly larger, compared to the benchmark's weightings. The Fund's energy and consumer discretionary weighting were in line with those of the benchmark. Exterran Holdings, an energy equipment and services company, was among the Fund's bottom performers, as was Pier 1 Imports, within the consumer discretionary sector.

  The Fund is concentrated in nature, holding approximately 40-50 names, versus nearly 2000 names that constitute the benchmark, and a holding's performance will be reflected more substantially in the Fund's portfolio than it will in the benchmark. Our investment philosophy has been, and continues to be, to own companies that can maintain and sustain competitive positions and business models as well as retain their cost effectiveness and ability to price. While the prevailing market environment in 2008 presented an endless barrage of challenges with rising unemployment and declining retail sales, there are huge amounts of money on the sidelines, waiting to be invested at the first sign of recovery. One year's worst performers may be the next year's winners. The most important thing to take away is that, historically, the most successful investors over a long period of time have been long-term investors.

--------
The views and opinions expressed are those of the Portfolio Manager(s), are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.

 A Team Approach

 Seligman Value Fund Series is managed by the Seligman Value Team, headed by Neil T. Eigen, who has over 30 years of experience as a value investor. Mr. Eigen and Richard S. Rosen, the Fund's Co-Portfolio Manager, are assisted by Jennifer Haberkorn (trader), David Levy (trader), and Kari Montanus.

Performance and Portfolio Overview

This section of the report is intended to help you understand the performance of each Fund of Seligman Value Fund Series, Inc., and to provide a summary of each Fund's portfolio characteristics.

Performance data quoted in this report represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns of the Funds (except for Class I shares) as of the most recent month-end will be made available at www.seligman.com/1/ by the seventh business day following that month-end. Calculations assume reinvestment of distributions, if any. Performance data quoted does not reflect the deduction of taxes that an investor may pay on distributions or the redemption of shares.

The chart for each Fund compares $10,000 hypothetical investments made in Class A shares, with and without the initial 5.75% maximum sales charge, and in Class B shares without contingent deferred sales charge ("CDSC"), to $10,000 investments made in each Fund's respective benchmark indices, for the ten-year period ended December 31, 2008. The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase. The performance of Class C, Class I and Class R shares, which commenced on later dates, and of Class A and Class B shares for other periods, with and without applicable sales charges and CDSCs, is not shown in the chart but is included in the total returns table that follows the chart. The performance of Class C, Class I and Class R shares will differ from the performance shown for Class A and Class B shares, based on the differences in sales charges and fees paid by shareholders.

Returns for Class A shares are calculated with and without the effect of the initial 5.75% maximum sales charge that became effective on January 7, 2008. Returns for Class B shares are calculated with and without the effect of the maximum 5% CDSC, charged on redemptions made within one year of the date of purchase, declining to 1% in the sixth year and 0% thereafter. Returns for Class C and Class R shares are calculated with and without the effect of the 1% CDSC, charged on redemptions made within one year of purchase. Returns for Class C shares would have been lower for periods prior to June 4, 2007 if the 1% initial sales charge then in effect was incurred. On May 16, 2008, Class D shares of the Funds were converted to Class C shares at their respective net asset values. Effective at the close of business on May 16, 2008, Class D shares are no longer offered by the Funds. Class I shares do not have sales charges, and returns are calculated accordingly.

The stocks of smaller companies, which Seligman Smaller-Cap Value Fund invests in, may be subject to above-average price fluctuations. An investment in a Fund is subject to certain risks, including the possible loss of principal.

An investment in a Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

--------
/1/The website reference is an inactive textual reference and information contained in or otherwise accessible through the website does not form a part of this report or the Series' prospectuses or statement of additional information.

Performance and Portfolio Overview
Seligman Large-Cap Value Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended December 31, 2008

-----------------------------------------------------------------------------------------
                                                       Average Annual
                                   ------------------------------------------------------
                                                             Class C   Class I   Class R
                                                              Since     Since     Since
                            Six      One     Five     Ten   Inception Inception Inception
                          Months*    Year    Years   Years   5/27/99  11/30/01   4/30/03
-----------------------------------------------------------------------------------------
Class A
-----------------------------------------------------------------------------------------
With Sales Charge         (33.39)% (40.81)% (1.48)% (0.09)%     n/a       n/a      n/a
-----------------------------------------------------------------------------------------
Without Sales Charge      (29.34)  (37.20)  (0.31)   0.50       n/a       n/a      n/a
-----------------------------------------------------------------------------------------
Class B
-----------------------------------------------------------------------------------------
With CDSC+                (33.09)  (40.78)  (1.45)    n/a       n/a       n/a      n/a
-----------------------------------------------------------------------------------------
Without CDSC              (29.58)  (37.68)  (1.05)  (0.10)o     n/a       n/a      n/a
-----------------------------------------------------------------------------------------
Class C
-----------------------------------------------------------------------------------------
With 1% CDSC              (30.27)  (38.20)    n/a     n/a       n/a       n/a      n/a
-----------------------------------------------------------------------------------------
Without CDSC              (29.57)  (37.58)  (1.03)    n/a     (0.85)%     n/a      n/a
-----------------------------------------------------------------------------------------
Class I                   (29.10)  (36.84)   0.29     n/a       n/a     (0.33)%    n/a
-----------------------------------------------------------------------------------------
Class R
-----------------------------------------------------------------------------------------
With 1% CDSC              (30.11)  (38.03)    n/a     n/a       n/a       n/a      n/a
-----------------------------------------------------------------------------------------
Without CDSC              (29.41)  (37.41)  (0.60)    n/a       n/a       n/a     4.34%
-----------------------------------------------------------------------------------------
Benchmarks**
-----------------------------------------------------------------------------------------
Lipper Large-Cap Value
Funds Average             (27.93)  (37.36)  (1.91)   0.51     (0.19)    (0.49)    2.31
-----------------------------------------------------------------------------------------
Lipper Multi-Cap Value
Funds Average             (29.49)  (38.16)  (2.11)   1.83      1.18      0.26     2.40
-----------------------------------------------------------------------------------------
Russell 1000 Value Index  (26.93)  (36.85)  (0.79)   1.36      0.58      1.10     3.38
-----------------------------------------------------------------------------------------
S&P 500 Index             (28.47)  (36.99)  (2.19)  (1.38)    (1.92)    (1.40)    1.67
-----------------------------------------------------------------------------------------

--------
See footnotes on page 15.

Performance and Portfolio Overview
Seligman Large-Cap Value Fund

Investment Results (continued)

Net Asset Value Per Share

                         Class A Class B Class C Class I Class R
               -------------------------------------------------
               12/31/08  $ 9.77  $ 9.29  $ 9.30  $ 9.96  $ 9.70
               -------------------------------------------------
               6/30/08    13.98   13.24   13.25   14.29   13.86
               -------------------------------------------------
               12/31/07   15.73   14.96   14.95   16.04   15.63
               -------------------------------------------------

Diversification of Net Assets
December 31, 2008

--------------------------------------------------------------------------------------------

                                                                       Percent of Net Assets
                                                                       December 31,
                                                                       --------------------
                                    Issues     Cost          Value      2008       2007
--------------------------------------------------------------------------------------------
Common Stocks:
--------------------------------------------------------------------------------------------
Aerospace and Defense                  2   $  6,902,794  $  8,927,750    6.1        6.1
--------------------------------------------------------------------------------------------
Capital Markets                        2     16,766,331     7,740,800    5.3        5.1
--------------------------------------------------------------------------------------------
Chemicals                              2      7,524,315     6,850,600    4.6        7.2
--------------------------------------------------------------------------------------------
Commercial Banks                       1      5,385,876     5,002,000    3.4        2.9
--------------------------------------------------------------------------------------------
Communications Equipment               1      6,065,086     4,902,800    3.3        4.0
--------------------------------------------------------------------------------------------
Computers and Peripherals             --             --            --     --        2.4
--------------------------------------------------------------------------------------------
Diversified Financial Services         2     14,321,413     8,108,700    5.5        4.7
--------------------------------------------------------------------------------------------
Food and Staples Retailing             1      3,904,264     5,250,000    3.6        3.3
--------------------------------------------------------------------------------------------
Food Products                          2     11,330,152     9,142,500    6.2        3.0
--------------------------------------------------------------------------------------------
Health Care Equipment and
Supplies                               2     10,001,755     8,987,130    6.1        5.1
--------------------------------------------------------------------------------------------
Health Care Providers and Services     1      8,804,237     7,083,200    4.8         --
--------------------------------------------------------------------------------------------
Independent Power Producers and
Energy Traders                         1      3,368,577     1,648,000    1.1        5.3
--------------------------------------------------------------------------------------------
Industrial Conglomerates              --             --            --     --        2.8
--------------------------------------------------------------------------------------------
Insurance                              4     29,626,757    23,402,000   15.9       11.3
--------------------------------------------------------------------------------------------
Internet Software and Services        --             --            --     --        2.0
--------------------------------------------------------------------------------------------
IT Services                           --             --            --     --        3.5
--------------------------------------------------------------------------------------------
Machinery                              1      3,600,442     3,573,600    2.4        2.7
--------------------------------------------------------------------------------------------
Multiline Retail                       1      4,588,693     3,152,000    2.1        1.6
--------------------------------------------------------------------------------------------
Oil, Gas and Consumable Fuels          4     15,825,910    14,979,150   10.2       13.1
--------------------------------------------------------------------------------------------
Pharmaceuticals                        1      6,242,234     6,277,500    4.3        2.5
--------------------------------------------------------------------------------------------
Road and Rail                          2      2,495,961     3,535,500    2.4        5.5
--------------------------------------------------------------------------------------------
Specialty Retail                       2     14,321,806    11,271,600    7.7        3.2
--------------------------------------------------------------------------------------------
Tobacco                                2      5,374,240     7,363,000    5.0        2.8
--------------------------------------------------------------------------------------------
Total Common Stocks                   34    176,450,843   147,197,830  100.0      100.1
--------------------------------------------------------------------------------------------
Money Market Fund                      1        292,267       292,267    0.2         --
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities         --       (233,163)     (233,163)  (0.2)      (0.1)
--------------------------------------------------------------------------------------------
Net Assets                            35   $176,509,947  $147,256,934  100.0      100.0
--------------------------------------------------------------------------------------------

Performance and Portfolio Overview
Seligman Large-Cap Value Fund

Largest Industries
December 31, 2008
--------------------------------------------------------------------------------

                                    [CHART]



Largest Portfolio Holdings/#1/
December 31, 2008

            -------------------------------------------------------

            Security                 Value    Percent of Net Assets
            -------------------------------------------------------
            Unum Group             $7,440,000          5.0
            -------------------------------------------------------
            Humana                  7,083,200          4.8
            -------------------------------------------------------
            Bristol-Myers Squibb    6,277,500          4.3
            -------------------------------------------------------
            Travelers               6,102,000          4.1
            -------------------------------------------------------
            MetLife                 5,926,200          4.0
            -------------------------------------------------------
            The Gap                 5,891,600          4.0
            -------------------------------------------------------
            Kraft Foods (Class A)   5,638,500          3.8
            -------------------------------------------------------
            Chevron                 5,547,750          3.8
            -------------------------------------------------------
            Lowe's                  5,380,000          3.7
            -------------------------------------------------------
            Costco Wholesale        5,250,000          3.6
            -------------------------------------------------------

Largest Portfolio Changes/##/
July 1 to December 31, 2008

               --------------------------------------------------

               Largest Purchases           Largest Sales
               --------------------------  ----------------------
               Kraft Foods (Class A)/2/    Dynegy (Class A)/3/
               --------------------------  ----------------------
               Altria Group                Amdocs/3/
               --------------------------  ----------------------
               MetLife                     Union Pacific
               --------------------------  ----------------------
               Prudential Financial        AES
               --------------------------  ----------------------
               Morgan Stanley              CSX
               --------------------------  ----------------------
               Lowe's                      Baxter International
               --------------------------  ----------------------
               The Gap                     Seagate Technology/3/
               --------------------------  ----------------------
               J.C. Penney                 U.S. Bancorp
               --------------------------  ----------------------
               Tyson Foods (Class A)       Bristol-Myers Squibb
               --------------------------  ----------------------
               Travelers                   Unum Group
               --------------------------  ----------------------

--------
See footnotes on page 15.

Performance and Portfolio Overview
Seligman Smaller-Cap Value Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended December 31, 2008

-------------------------------------------------------------------------------------------
                                                          Average Annual
                                       ----------------------------------------------------
                                                               Class C   Class I   Class R
                                                                Since     Since     Since
                                Six      One     Five    Ten  Inception Inception Inception
                              Months*    Year    Years  Years  5/27/99  11/30/01   4/30/03
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
With Sales Charge             (33.88)% (44.56)% (3.53)% 4.31%    n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without Sales Charge          (29.87)  (41.19)  (2.38)  4.93     n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Class B
-------------------------------------------------------------------------------------------
With CDSC+                    (33.63)  (44.55)  (3.41)   n/a     n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without CDSC                  (30.20)  (41.68)  (3.13)  4.32o    n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------
With 1% CDSC                  (30.86)  (42.19)    n/a    n/a     n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without CDSC                  (30.17)  (41.61)  (3.11)   n/a    3.90%      n/a       n/a
-------------------------------------------------------------------------------------------
Class I                       (29.62)  (40.82)  (1.82)   n/a     n/a      2.77%      n/a
-------------------------------------------------------------------------------------------
Class R
-------------------------------------------------------------------------------------------
With 1% CDSC                  (30.63)  (41.90)    n/a    n/a     n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without CDSC                  (29.94)  (41.32)  (2.66)   n/a     n/a       n/a      3.53%
-------------------------------------------------------------------------------------------
Benchmarks**
-------------------------------------------------------------------------------------------
Lipper Small-Cap Core Funds
Average                       (29.84)  (36.21)  (1.52)  4.36    4.38      2.26      4.48
-------------------------------------------------------------------------------------------
Lipper Small-Cap Value Funds
Average                       (27.23)  (33.45)  (0.90)  5.41    5.52      3.44      5.03
-------------------------------------------------------------------------------------------
Russell 2000 Value Index      (21.17)  (28.92)   0.27   6.10    6.29      4.77      6.42
-------------------------------------------------------------------------------------------

--------
See footnotes on page 15.

Performance and Portfolio Overview
Seligman Smaller-Cap Value Fund

Investment Results (continued)
Net Asset Value Per Share

                         Class A Class B Class C Class I Class R
               -------------------------------------------------
               12/31/08  $ 9.23  $ 8.23  $ 8.24  $ 9.72  $ 9.08
               -------------------------------------------------
               6/30/08    13.35   11.98   11.99   14.00   13.15
               -------------------------------------------------
               12/31/07   15.92   14.34   14.34   16.65   15.70
               -------------------------------------------------

Diversification of Net Assets
December 31, 2008

 ------------------------------------------------------------------------------------------

                                                                      Percent of Net Assets
                                                                      December 31,
                                                                      ---------------------
                                       Issues    Cost        Value    2008       2007
 ------------------------------------------------------------------------------------------
 Common Stocks:
 ------------------------------------------------------------------------------------------
 Aerospace and Defense                    1   $ 1,729,265 $ 5,032,000  3.9        3.8
 ------------------------------------------------------------------------------------------
 Airlines                                 2     7,525,044  13,651,800 10.7        1.5
 ------------------------------------------------------------------------------------------
 Beverages                                1     1,783,137   1,576,000  1.2        4.5
 ------------------------------------------------------------------------------------------
 Biotechnology                           --            --          --   --        2.1
 ------------------------------------------------------------------------------------------
 Chemicals                                1     1,899,031   2,045,000  1.6        5.3
 ------------------------------------------------------------------------------------------
 Commercial Services and Supplies         2     2,979,194   6,120,100  4.8        8.4
 ------------------------------------------------------------------------------------------
 Communications Equipment                 1     5,487,899   4,572,000  3.6        2.0
 ------------------------------------------------------------------------------------------
 Computers and Peripherals                1     6,657,580     831,600  0.6        1.3
 ------------------------------------------------------------------------------------------
 Construction and Engineering             1     2,248,515   2,251,700  1.8        3.7
 ------------------------------------------------------------------------------------------
 Containers and Packaging                 1     2,872,831   3,552,900  2.8        3.6
 ------------------------------------------------------------------------------------------
 Diversified Consumer Services            2     1,779,491   3,333,100  2.6        2.7
 ------------------------------------------------------------------------------------------
 Electrical Equipment                     4    15,008,489   8,290,200  6.5        6.5
 ------------------------------------------------------------------------------------------
 Electronic Equipment and Instruments    --            --          --   --        2.4
 ------------------------------------------------------------------------------------------
 Energy Equipment and Services            2     8,014,504   3,588,000  2.8        6.4
 ------------------------------------------------------------------------------------------
 Food Products                            1     3,888,330   2,673,300  2.1         --
 ------------------------------------------------------------------------------------------
 Health Care Providers and Services       1     6,260,266   2,186,637  1.7        3.3
 ------------------------------------------------------------------------------------------
 Health Care Technology                   1     5,013,838   2,838,000  2.2         --
 ------------------------------------------------------------------------------------------
 Hotels, Restaurants and Leisure          3    10,592,576   8,009,100  6.2        4.1
 ------------------------------------------------------------------------------------------
 Insurance                                5    18,111,442  24,648,550 19.2       11.6
 ------------------------------------------------------------------------------------------
 IT Services                              1     3,994,969   3,832,650  3.0        2.2
 ------------------------------------------------------------------------------------------
 Machinery                                1     5,188,281   4,514,400  3.5        1.9
 ------------------------------------------------------------------------------------------
 Multiline Retail                         1     4,128,414   4,196,400  3.3        1.5
 ------------------------------------------------------------------------------------------
 Personal Products                        1     4,247,889   2,818,400  2.2        1.8
 ------------------------------------------------------------------------------------------
 Pharmaceuticals                         --            --          --   --        1.9
 ------------------------------------------------------------------------------------------
 Professional Services                    1     6,176,558   3,154,800  2.5         --
 ------------------------------------------------------------------------------------------
 Real Estate Investment Trusts           --            --          --   --        1.6
 ------------------------------------------------------------------------------------------
 Road and Rail                           --            --          --   --        1.0
 ------------------------------------------------------------------------------------------
 Semiconductors and Semiconductor
 Equipment                                3     6,737,775   5,855,740  4.6        6.4
 ------------------------------------------------------------------------------------------

                                                        (Continued on page 14.)

Performance and Portfolio Overview
Seligman Smaller-Cap Value Fund

Diversification of Net Assets (continued)
--------------------------------------------------------------------------------

                                                                   Percent of Net Assets
                                                                   December 31,
                                                                   ---------------------
                                Issues     Cost          Value      2008       2007
 ---------------------------------------------------------------------------------------
 Software                          2     12,209,542     8,007,400    6.2         5.8
 ---------------------------------------------------------------------------------------
 Specialty Retail                  2     13,833,343       849,200    0.7         2.6
 ---------------------------------------------------------------------------------------
 Total Common Stocks              42    158,368,203   128,428,977  100.3        99.9
 ---------------------------------------------------------------------------------------
 Money Market Fund                 1        485,553       485,553    0.4          --
 ---------------------------------------------------------------------------------------
 Other Assets Less Liabilities    --       (857,297)     (857,297)  (0.7)        0.1
 ---------------------------------------------------------------------------------------
 Net Assets                       43   $157,996,459  $128,057,233  100.0       100.0
 ---------------------------------------------------------------------------------------

Largest Industries
December 31, 2008
--------------------------------------------------------------------------------

                                    [CHART]

Performance and Portfolio Overview
Seligman Smaller-Cap Value Fund


Largest Portfolio Holdings/#1/
December 31, 2008

        ----------------------------------------------------------------

        Security                          Value    Percent of Net Assets
        ----------------------------------------------------------------
        Delta Air Lines                 $8,595,000          6.7
        ----------------------------------------------------------------
        W.R. Berkley                     5,580,000          4.4
        ----------------------------------------------------------------
        Aspen Insurance Holdings         5,213,750          4.1
        ----------------------------------------------------------------
        Continental Airlines             5,056,800          3.9
        ----------------------------------------------------------------
        Cubic                            5,032,000          3.9
        ----------------------------------------------------------------
        Endurance Specialty Holdings     4,884,800          3.8
        ----------------------------------------------------------------
        Quest Software                   4,784,200          3.7
        ----------------------------------------------------------------
        Infinity Property and Casualty   4,673,000          3.7
        ----------------------------------------------------------------
        F5 Networks                      4,572,000          3.6
        ----------------------------------------------------------------
        Mueller Industries               4,514,400          3.5
        ----------------------------------------------------------------

Largest Portfolio Changes/##/
July 1 to December 31, 2008

        ---------------------------------------------------------------

        Largest Purchases               Largest Sales
        ------------------------------  -------------------------------
        Smithfield Foods/2/             Hercules/3/
        ------------------------------  -------------------------------
        Texas Roadhouse (Class A)/2/    Par Pharmaceutical/3/
        ------------------------------  -------------------------------
        ON Semiconductor                Minerals Technologies
        ------------------------------  -------------------------------
        Pier 1 Imports                  Waste Connections
        ------------------------------  -------------------------------
        Continental Airlines            Cubic
        ------------------------------  -------------------------------
        Belden                          Quest Software
        ------------------------------  -------------------------------
        WellCare Health Plans           Hanover Insurance Group
        ------------------------------  -------------------------------
                                        CACI International (Class A)
                                        -------------------------------
                                        Delta Air Lines
                                        -------------------------------
                                        Infinity Property and Casualty
                                        -------------------------------

--------
* Returns for periods of less than one year are not annualized.
** See page 16 for description of benchmark averages and indices.
+ The CDSC is 5% if you sell your shares within one year of purchase and 2% for the five-year period.
o Ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase.
# Excludes short-term holdings.
## Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.
/1/ There can be no assurance that the securities presented have remained or will remain in the Fund's portfolio. Information regarding the Fund's portfolio holdings should not be construed as a recommendation to buy or sell any security or as an indication that any security is suitable for a particular investor.
/2/ Position added during the period.
/3/ Position eliminated during the period.

Benchmarks

Averages

Lipper Large-Cap Value Funds Average - This average measures the performance of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-growth value, compared to the S&P 500 Index.

Lipper Multi-Cap Value Funds Average - This average measures the performance of funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-cap funds typically have 25% to 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Multi-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio, and three-year-sales per-share growth value, compared to the S&P SuperComposite 1500 Index.

Lipper Small-Cap Core Funds Average - This average measures the performance of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 250% of the dollar-weighted median of the smallest 500 of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Small-cap core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P SmallCap 600 Index.

Lipper Small-Cap Value Funds Average - This average measures the performance of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 250% of the dollar-weighted median of the smallest 500 of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Small-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P SmallCap 600 Index.

Indices

Russell 1000 Value Index - This index measures the performance of those Russell 1000 companies (large-cap value segment of the US equity universe) with lower price-to-book ratios and higher forecasted growth values.

Russell 2000 Value Index - This index measures the performance of those Russell 2000 companies (small-cap value segment of the US equity universe) with lower price-to-book ratios and lower forecasted growth values.

Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) - This index measures the performance of 500 of the largest US companies based on market capitalization.
--------
Adapted from materials from Lipper Analytical Services, Inc., Russell Investment Group, and Standard & Poor's.

The averages and indices are unmanaged benchmarks that assume reinvestment of all distributions and exclude the effect of fees, taxes, and sales changes. The indices also exclude the effect of expenses. Investors cannot invest directly in an average or an index.

Lipper currently classifies Seligman Large-Cap Value Fund as a Large-Cap Value Fund and Seligman Smaller-Cap Value Fund as a Small-Cap Core Fund.

Understanding and Comparing Your Fund's Expenses

As a shareholder of a Fund of the Series, you incur ongoing expenses, such as management fees, distribution and/or service (12b-1) fees, and other Fund expenses. The information below is intended to help you understand your ongoing expenses (in dollars) of investing in a Fund and to compare them with the ongoing expenses of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing expenses only and do not reflect any transactional costs, such as sales charges (also known as loads) on certain purchases or redemptions. Therefore, the table is useful in comparing ongoing expenses only, and will not help you to determine the relative total expenses of owning different funds. In addition, if transactional costs were included, your total expenses would have been higher.

The table is based on an investment of $1,000 invested at the beginning of July 1, 2008 and held for the entire six-month period ended December 31, 2008.

Actual Expenses
The table below provides information about actual expenses and actual account values. You may use the information, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value at the beginning of the period by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During Period" for the Fund's share class that you own to estimate the expenses that you paid on your account during the period.

Hypothetical Example for Comparison Purposes
The table below also provides information about hypothetical expenses and hypothetical account values based on the actual expense ratios of each Fund and an assumed rate of return of 5% per year before expenses, which is not the actual return of any Fund. The hypothetical expenses and account values may not be used to estimate the ending account value or the actual expenses you paid for the period. You may use this information to compare the ongoing expenses of investing in a Fund and other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other mutual funds.

                                                        (Continued on page 18.)

Understanding and Comparing
Your Fund's Expenses (continued)

                                              Actual                      Hypothetical
                                   ----------------------------- ------------------------------
            Beginning               Ending                        Ending
             Account    Annualized Account     Expenses Paid     Account      Expenses Paid
              Value      Expense    Value      During Period      Value       During Period
Fund         7/1/08       Ratio*   12/31/08 7/1/08 to 12/31/08** 12/31/08  7/1/08 to 12/31/08**
-----------------------------------------------------------------------------------------------
Large-Cap Value Fund
-----------------------------------------------------------------------------------------------
Class A     $1,000.00      1.68%   $706.60         $ 7.21        $1,016.69        $ 8.52
-----------------------------------------------------------------------------------------------
Class B      1,000.00      2.43     704.20          10.41         1,012.92         12.30
-----------------------------------------------------------------------------------------------
Class C      1,000.00      2.43     704.30          10.41         1,012.92         12.30
-----------------------------------------------------------------------------------------------
Class I      1,000.00      0.99     708.90           4.25         1,020.16          5.03
-----------------------------------------------------------------------------------------------
Class R      1,000.00      1.93     705.90           8.28         1,015.43          9.78
-----------------------------------------------------------------------------------------------

Smaller-Cap Value Fund
-----------------------------------------------------------------------------------------------
Class A     $1,000.00      1.97%   $701.40         $ 8.43        $1,015.23        $ 9.98
-----------------------------------------------------------------------------------------------
Class B      1,000.00      2.72     698.00          11.61         1,011.46         13.75
-----------------------------------------------------------------------------------------------
Class C      1,000.00      2.72     698.30          11.61         1,011.46         13.75
-----------------------------------------------------------------------------------------------
Class I      1,000.00      1.21     703.80           5.18         1,019.05          6.14
-----------------------------------------------------------------------------------------------
Class R      1,000.00      2.22     700.60           9.49         1,013.98         11.24
-----------------------------------------------------------------------------------------------

--------
* Expenses of Class B, Class C, Class I and Class R shares differ from the expenses of Class A shares due to the differences in 12b-1 fees and other class-specific expenses paid by each share class. See the Series' prospectuses for a description of each share class and its fees, expenses and sales charges.
** Expenses are equal to the annualized expense ratio based on actual expenses for the period July 1, 2008 to December 31, 2008, multiplied by the average account value over the period, multiplied by 184/366 (number of days in the period).

Portfolios of Investments
December 31, 2008

Seligman Large-Cap Value Fund

                                                         Shares     Value
   Common Stocks  100.0%
   --------------------------------------------------------------------------

   Aerospace and Defense  6.1%
   --------------------------------------------------------------------------
   Honeywell International                               125,000 $  4,103,750
   --------------------------------------------------------------------------
   United Technologies                                    90,000    4,824,000
   --------------------------------------------------------------------------
                                                                    8,927,750
   --------------------------------------------------------------------------

   Capital Markets  5.3%
   --------------------------------------------------------------------------
   Bank of New York Mellon                               160,000    4,532,800
   --------------------------------------------------------------------------
   Morgan Stanley                                        200,000    3,208,000
   --------------------------------------------------------------------------
                                                                    7,740,800
   --------------------------------------------------------------------------

   Chemicals  4.6%
   --------------------------------------------------------------------------
   E. I. duPont de Nemours                               130,000    3,289,000
   --------------------------------------------------------------------------
   Praxair                                                60,000    3,561,600
   --------------------------------------------------------------------------
                                                                    6,850,600
   --------------------------------------------------------------------------

   Commercial Banks  3.4%
   --------------------------------------------------------------------------
   U.S. Bancorp                                          200,000    5,002,000
   --------------------------------------------------------------------------

   Communications Equipment  3.3%
   --------------------------------------------------------------------------
   Juniper Networks*                                     280,000    4,902,800
   --------------------------------------------------------------------------

   Diversified Financial Services  5.5%
   --------------------------------------------------------------------------
   Bank of America                                       240,000    3,379,200
   --------------------------------------------------------------------------
   JPMorgan Chase                                        150,000    4,729,500
   --------------------------------------------------------------------------
                                                                    8,108,700
   --------------------------------------------------------------------------

   Food and Staples Retailing  3.6%
   --------------------------------------------------------------------------
   Costco Wholesale                                      100,000    5,250,000
   --------------------------------------------------------------------------

   Food Products  6.2%
   --------------------------------------------------------------------------
   Kraft Foods (Class A)                                 210,000    5,638,500
   --------------------------------------------------------------------------
   Tyson Foods (Class A)                                 400,000    3,504,000
   --------------------------------------------------------------------------
                                                                    9,142,500
   --------------------------------------------------------------------------

   Health Care Equipment and Supplies  6.1%
   --------------------------------------------------------------------------
   Baxter International                                   95,000    5,091,050
   --------------------------------------------------------------------------
   Medtronic                                             124,000    3,896,080
   --------------------------------------------------------------------------
                                                                    8,987,130
   --------------------------------------------------------------------------

   Health Care Providers and Services  4.8%
   --------------------------------------------------------------------------
   Humana*                                               190,000    7,083,200
   --------------------------------------------------------------------------

   Independent Power Producers and Energy Traders  1.1%
   --------------------------------------------------------------------------
   AES*                                                  200,000    1,648,000
   --------------------------------------------------------------------------

--------
See footnotes on page 23.

Portfolios of Investments
December 31, 2008

Seligman Large-Cap Value Fund (continued)

                                                        Shares      Value

  Insurance  15.9%
  ---------------------------------------------------------------------------
  MetLife                                               170,000 $  5,926,200
  ---------------------------------------------------------------------------
  Prudential Financial                                  130,000    3,933,800
  ---------------------------------------------------------------------------
  Travelers                                             135,000    6,102,000
  ---------------------------------------------------------------------------
  Unum Group                                            400,000    7,440,000
  ---------------------------------------------------------------------------
                                                                  23,402,000
  ---------------------------------------------------------------------------

  Machinery  2.4%
  ---------------------------------------------------------------------------
  Caterpillar                                            80,000    3,573,600
  ---------------------------------------------------------------------------

  Multiline Retail  2.1%
  ---------------------------------------------------------------------------
  J.C. Penney                                           160,000    3,152,000
  ---------------------------------------------------------------------------

  Oil, Gas and Consumable Fuels  10.2%
  ---------------------------------------------------------------------------
  Chevron                                                75,000    5,547,750
  ---------------------------------------------------------------------------
  Marathon Oil                                          140,000    3,830,400
  ---------------------------------------------------------------------------
  Valero Energy                                         125,000    2,705,000
  ---------------------------------------------------------------------------
  Williams Companies                                    200,000    2,896,000
  ---------------------------------------------------------------------------
                                                                  14,979,150
  ---------------------------------------------------------------------------

  Pharmaceuticals  4.3%
  ---------------------------------------------------------------------------
  Bristol-Myers Squibb                                  270,000    6,277,500
  ---------------------------------------------------------------------------

  Road and Rail  2.4%
  ---------------------------------------------------------------------------
  CSX                                                    50,000    1,623,500
  ---------------------------------------------------------------------------
  Union Pacific                                          40,000    1,912,000
  ---------------------------------------------------------------------------
                                                                   3,535,500
  ---------------------------------------------------------------------------

  Specialty Retail  7.7%
  ---------------------------------------------------------------------------
  The Gap                                               440,000    5,891,600
  ---------------------------------------------------------------------------
  Lowe's                                                250,000    5,380,000
  ---------------------------------------------------------------------------
                                                                  11,271,600
  ---------------------------------------------------------------------------

  Tobacco  5.0%
  ---------------------------------------------------------------------------
  Altria Group                                          200,000    3,012,000
  ---------------------------------------------------------------------------
  Philip Morris International*                          100,000    4,351,000
  ---------------------------------------------------------------------------
                                                                   7,363,000
  ---------------------------------------------------------------------------

  Total Common Stocks (Cost $176,450,843)                        147,197,830
  ---------------------------------------------------------------------------

  Money Market Fund  0.2%
  ---------------------------------------------------------------------------
  SSgA U.S. Treasury Money Market Fund (Cost $292,267)  292,267      292,267
  ---------------------------------------------------------------------------

  Total Investments (Cost $176,743,110)  100.2%                  147,490,097
  ---------------------------------------------------------------------------

  Other Assets Less Liabilities  (0.2)%                             (233,163)
  ---------------------------------------------------------------------------

  Net Assets  100.0%                                            $147,256,934
  ---------------------------------------------------------------------------

--------
See footnotes on page 23.

Portfolios of Investments
December 31, 2008

Seligman Smaller-Cap Value Fund

                                                  Shares     Value
          Common Stocks  100.3%
          ------------------------------------------------------------

          Aerospace and Defense  3.9%
          ------------------------------------------------------------
          Cubic                                   185,000 $  5,032,000
          ------------------------------------------------------------

          Airlines  10.7%
          ------------------------------------------------------------
          Continental Airlines (Class B)*         280,000    5,056,800
          ------------------------------------------------------------
          Delta Air Lines*                        750,000    8,595,000
          ------------------------------------------------------------
                                                            13,651,800
          ------------------------------------------------------------

          Beverages  1.2%
          ------------------------------------------------------------
          Central European Distribution*           80,000    1,576,000
          ------------------------------------------------------------

          Chemicals  1.6%
          ------------------------------------------------------------
          Minerals Technologies                    50,000    2,045,000
          ------------------------------------------------------------

          Commercial Services and Supplies  4.8%
          ------------------------------------------------------------
          Brink's                                  75,000    2,016,000
          ------------------------------------------------------------
          Waste Connections*                      130,000    4,104,100
          ------------------------------------------------------------
                                                             6,120,100
          ------------------------------------------------------------

          Communications Equipment  3.6%
          ------------------------------------------------------------
          F5 Networks*                            200,000    4,572,000
          ------------------------------------------------------------

          Computers and Peripherals  0.6%
          ------------------------------------------------------------
          Hypercom*                               770,000      831,600
          ------------------------------------------------------------

          Construction and Engineering  1.8%
          ------------------------------------------------------------
          Shaw Group*                             110,000    2,251,700
          ------------------------------------------------------------

          Containers and Packaging  2.8%
          ------------------------------------------------------------
          Owens-Illinois*                         130,000    3,552,900
          ------------------------------------------------------------

          Diversified Consumer Services  2.6%
          ------------------------------------------------------------
          Brink's Home Security Holdings*          75,000    1,644,000
          ------------------------------------------------------------
          Sotheby's                               190,000    1,689,100
          ------------------------------------------------------------
                                                             3,333,100
          ------------------------------------------------------------

          Electrical Equipment  6.5%
          ------------------------------------------------------------
          Belden                                  130,000    2,714,400
          ------------------------------------------------------------
          EnerSys*                                180,000    1,980,000
          ------------------------------------------------------------
          SunPower (Class B)*                      55,000    1,674,200
          ------------------------------------------------------------
          Thomas & Betts*                          80,000    1,921,600
          ------------------------------------------------------------
                                                             8,290,200
          ------------------------------------------------------------

          Energy Equipment and Services  2.8%
          ------------------------------------------------------------
          Exterran Holdings*                      100,000    2,130,000
          ------------------------------------------------------------
          TETRA Technologies*                     300,000    1,458,000
          ------------------------------------------------------------
                                                             3,588,000
          ------------------------------------------------------------

--------
See footnotes on page 23.

Portfolios of Investments
December 31, 2008

Seligman Smaller-Cap Value Fund (continued)

                                                       Shares     Value

     Food Products  2.1%
     ----------------------------------------------------------------------
     Smithfield Foods*                                 190,000 $  2,673,300
     ----------------------------------------------------------------------

     Health Care Providers and Services  1.7%
     ----------------------------------------------------------------------
     WellCare Health Plans*                            170,034    2,186,637
     ----------------------------------------------------------------------

     Health Care Technology  2.2%
     ----------------------------------------------------------------------
     Eclipsys*                                         200,000    2,838,000
     ----------------------------------------------------------------------

     Hotels, Restaurants and Leisure  6.2%
     ----------------------------------------------------------------------
     Panera Bread (Class A)*                            40,000    2,089,600
     ----------------------------------------------------------------------
     Penn National Gaming*                             150,000    3,207,000
     ----------------------------------------------------------------------
     Texas Roadhouse (Class A)*                        350,000    2,712,500
     ----------------------------------------------------------------------
                                                                  8,009,100
     ----------------------------------------------------------------------

     Insurance  19.2%
     ----------------------------------------------------------------------
     Aspen Insurance Holdings                          215,000    5,213,750
     ----------------------------------------------------------------------
     Endurance Specialty Holdings                      160,000    4,884,800
     ----------------------------------------------------------------------
     Hanover Insurance Group                           100,000    4,297,000
     ----------------------------------------------------------------------
     Infinity Property and Casualty                    100,000    4,673,000
     ----------------------------------------------------------------------
     W.R. Berkley                                      180,000    5,580,000
     ----------------------------------------------------------------------
                                                                 24,648,550
     ----------------------------------------------------------------------

     IT Services  3.0%
     ----------------------------------------------------------------------
     CACI International (Class A)*                      85,000    3,832,650
     ----------------------------------------------------------------------

     Machinery  3.5%
     ----------------------------------------------------------------------
     Mueller Industries                                180,000    4,514,400
     ----------------------------------------------------------------------

     Multiline Retail  3.3%
     ----------------------------------------------------------------------
     Fred's (Class A)                                  390,000    4,196,400
     ----------------------------------------------------------------------

     Personal Products  2.2%
     ----------------------------------------------------------------------
     Herbalife                                         130,000    2,818,400
     ----------------------------------------------------------------------

     Professional Services  2.5%
     ----------------------------------------------------------------------
     School Specialty*                                 165,000    3,154,800
     ----------------------------------------------------------------------

     Semiconductors and Semiconductor Equipment  4.6%
     ----------------------------------------------------------------------
     Cypress Semiconductor*                            240,000    1,072,800
     ----------------------------------------------------------------------
     ON Semiconductor*                                 474,100    1,611,940
     ----------------------------------------------------------------------
     Varian Semiconductor Equipment Associates*        175,000    3,171,000
     ----------------------------------------------------------------------
                                                                  5,855,740
     ----------------------------------------------------------------------

     Software  6.2%
     ----------------------------------------------------------------------
     Lawson Software*                                  680,000    3,223,200
     ----------------------------------------------------------------------
     Quest Software*                                   380,000    4,784,200
     ----------------------------------------------------------------------
                                                                  8,007,400
     ----------------------------------------------------------------------

--------
See footnotes on page 23.

Portfolios of Investments
December 31, 2008

Seligman Smaller-Cap Value Fund (continued)

                                                        Shares      Value

  Specialty Retail  0.7%
  ---------------------------------------------------------------------------
  Pacific Sunwear of California*                        320,000 $    508,800
  ---------------------------------------------------------------------------
  Pier 1 Imports*                                       920,000      340,400
  ---------------------------------------------------------------------------
                                                                     849,200
  ---------------------------------------------------------------------------

  Total Common Stocks (Cost $158,368,203)                        128,428,977
  ---------------------------------------------------------------------------

  Money Market Fund  0.4%
  ---------------------------------------------------------------------------
  SSgA U.S. Treasury Money Market Fund (Cost $485,553)  485,553      485,553
  ---------------------------------------------------------------------------

  Total Investments (Cost $158,853,756) 100.7%                   128,914,530
  ---------------------------------------------------------------------------

  Other Assets Less Liabilities  (0.7)%                             (857,297)
  ---------------------------------------------------------------------------

  Net Assets  100.0%                                            $128,057,233
  ---------------------------------------------------------------------------

--------
*Non-income producing security.
 Industry classifications have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

Statements of Assets and Liabilities
December 31, 2008

                                                                         Large-Cap     Smaller-Cap
                                                                         Value Fund    Value Fund
Assets:
----------------------------------------------------------------------------------------------------
Investments, at value:
----------------------------------------------------------------------------------------------------
  Common stocks                                                        $ 147,197,830  $ 128,428,977
----------------------------------------------------------------------------------------------------
  Money market fund                                                          292,267        485,553
----------------------------------------------------------------------------------------------------
Total investments*                                                       147,490,097    128,914,530
----------------------------------------------------------------------------------------------------
Cash                                                                              --          2,500
----------------------------------------------------------------------------------------------------
Receivable for Capital Stock sold                                            689,188        508,935
----------------------------------------------------------------------------------------------------
Dividends receivable                                                         406,350         17,300
----------------------------------------------------------------------------------------------------
Expenses prepaid to shareholder servicing agent                                9,551          9,310
----------------------------------------------------------------------------------------------------
Other                                                                         12,546         32,533
----------------------------------------------------------------------------------------------------
Total Assets                                                             148,607,732    129,485,108
----------------------------------------------------------------------------------------------------

Liabilities:
----------------------------------------------------------------------------------------------------
Payable for Capital Stock redeemed                                         1,122,014      1,195,806
----------------------------------------------------------------------------------------------------
Management fee payable                                                        95,336        102,344
----------------------------------------------------------------------------------------------------
Distribution and service (12b-1) fees payable                                 61,660         56,468
----------------------------------------------------------------------------------------------------
Accrued expenses and other                                                    71,788         73,257
----------------------------------------------------------------------------------------------------
Total Liabilities                                                          1,350,798      1,427,875
----------------------------------------------------------------------------------------------------
Net Assets                                                             $ 147,256,934  $ 128,057,233
----------------------------------------------------------------------------------------------------

Composition of Net Assets:
----------------------------------------------------------------------------------------------------
Capital Stock, at $0.001 par:
----------------------------------------------------------------------------------------------------
  Class A                                                              $       8,511  $       7,198
----------------------------------------------------------------------------------------------------
  Class B                                                                        942          1,030
----------------------------------------------------------------------------------------------------
  Class C                                                                      4,132          4,515
----------------------------------------------------------------------------------------------------
  Class I                                                                      1,049            762
----------------------------------------------------------------------------------------------------
  Class R                                                                        668            941
----------------------------------------------------------------------------------------------------
Additional paid-in capital                                               176,330,486    158,241,891
----------------------------------------------------------------------------------------------------
Undistributed (dividends in excess of) net investment income (Note 7)        123,849         (1,991)
----------------------------------------------------------------------------------------------------
Undistributed/accumulated net realized gain (loss) (Note 7)                   40,310       (257,887)
----------------------------------------------------------------------------------------------------
Net unrealized depreciation of investments                               (29,253,013)   (29,939,226)
----------------------------------------------------------------------------------------------------
Net Assets                                                             $ 147,256,934  $ 128,057,233
----------------------------------------------------------------------------------------------------

--------
* Cost of investments                                                   $176,743,110   $158,853,756
See Notes to Financial Statements.

                                                        (Continued on page 25.)

December 31, 2008

                                          Large-Cap   Smaller-Cap
                                          Value Fund  Value Fund
              Net Assets:
              ---------------------------------------------------
              Class A                     $83,147,995 $66,414,677
              ---------------------------------------------------
              Class B                       8,755,605   8,482,983
              ---------------------------------------------------
              Class C                      38,423,356  37,216,658
              ---------------------------------------------------
              Class I                      10,453,525   7,405,477
              ---------------------------------------------------
              Class R                       6,476,453   8,537,438
              ---------------------------------------------------

              Shares Outstanding:
              ---------------------------------------------------
              Class A                       8,511,376   7,198,025
              ---------------------------------------------------
              Class B                         942,463   1,030,239
              ---------------------------------------------------
              Class C                       4,132,195   4,514,735
              ---------------------------------------------------
              Class I                       1,049,235     761,667
              ---------------------------------------------------
              Class R                         667,510     940,655
              ---------------------------------------------------

              Net Asset Value per Share:
              ---------------------------------------------------
              Class A                           $9.77       $9.23
              ---------------------------------------------------
              Class B                           $9.29       $8.23
              ---------------------------------------------------
              Class C                           $9.30       $8.24
              ---------------------------------------------------
              Class I                           $9.96       $9.72
              ---------------------------------------------------
              Class R                           $9.70       $9.08
              ---------------------------------------------------

--------
See Notes to Financial Statements.

Statements of Operations
For the Year Ended December 31, 2008

                                                          Large-Cap     Smaller-Cap
                                                          Value Fund    Value Fund
Investment Income:
-------------------------------------------------------------------------------------
Dividends                                                $  4,960,736  $   1,163,463
-------------------------------------------------------------------------------------
Interest                                                        9,714         10,030
-------------------------------------------------------------------------------------
Total Investment Income                                     4,970,450      1,173,493
-------------------------------------------------------------------------------------

Expenses:
-------------------------------------------------------------------------------------
Management fees                                             1,732,331      2,048,229
-------------------------------------------------------------------------------------
Distribution and service (12b-1) fees                       1,072,412      1,071,845
-------------------------------------------------------------------------------------
Shareholder account services                                  888,177        949,705
-------------------------------------------------------------------------------------
Registration                                                   82,085         80,031
-------------------------------------------------------------------------------------
Custody and related services                                   73,091         71,655
-------------------------------------------------------------------------------------
Auditing and legal fees                                        54,264         52,508
-------------------------------------------------------------------------------------
Shareholder reports and communications                         31,534         36,100
-------------------------------------------------------------------------------------
Directors' fees and expenses                                   17,020         16,482
-------------------------------------------------------------------------------------
Miscellaneous                                                  24,377         38,915
-------------------------------------------------------------------------------------
Total Expenses                                              3,975,291      4,365,470
-------------------------------------------------------------------------------------
Net Investment Income (Loss)                                  995,159     (3,191,977)
-------------------------------------------------------------------------------------

Net Realized and Unrealized Gain (Loss) on Investments:
-------------------------------------------------------------------------------------
Net realized gain on investments                            2,739,396         79,738
-------------------------------------------------------------------------------------
Net change in unrealized appreciation of investments      (97,135,124)  (101,939,657)
-------------------------------------------------------------------------------------
Net Loss on Investments                                   (94,395,728)  (101,859,919)
-------------------------------------------------------------------------------------
Decrease in Net Assets from Operations                   $(93,400,569) $(105,051,896)
-------------------------------------------------------------------------------------

--------
See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                     Large-Cap Value Fund        Smaller-Cap Value Fund
----------------------------------------------------------------------------------------------------------
                                                   Year Ended December 31,      Year Ended December 31,
                                                 ---------------------------------------------------------
                                                      2008          2007           2008          2007
----------------------------------------------------------------------------------------------------------
Operations:
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                     $     995,159  $     43,051  $  (3,191,977) $ (4,571,982)
----------------------------------------------------------------------------------------------------------
Net realized gain on investments                     2,739,396    16,895,443         79,738    50,046,018
----------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation of
investments                                        (97,135,124)    5,378,213   (101,939,657)  (26,592,913)
----------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets From
Operations                                         (93,400,569)   22,316,707   (105,051,896)   18,881,123
----------------------------------------------------------------------------------------------------------

Distributions to Shareholders:
----------------------------------------------------------------------------------------------------------
Net investment income:
----------------------------------------------------------------------------------------------------------
  Class A                                             (673,493)      (29,245)            --            --
----------------------------------------------------------------------------------------------------------
  Class B                                               (8,909)           --             --            --
----------------------------------------------------------------------------------------------------------
  Class C                                              (33,288)           --             --            --
----------------------------------------------------------------------------------------------------------
  Class I                                             (144,686)       (8,053)            --            --
----------------------------------------------------------------------------------------------------------
  Class R                                              (36,514)           --             --            --
----------------------------------------------------------------------------------------------------------
  Total                                               (896,890)      (37,298)            --            --
----------------------------------------------------------------------------------------------------------
Net realized short-term gain on investments:
----------------------------------------------------------------------------------------------------------
  Class A                                                   --            --       (881,789)           --
----------------------------------------------------------------------------------------------------------
  Class B                                                   --            --       (146,250)           --
----------------------------------------------------------------------------------------------------------
  Class C                                                   --            --       (535,358)           --
----------------------------------------------------------------------------------------------------------
  Class I                                                   --            --        (80,685)           --
----------------------------------------------------------------------------------------------------------
  Class R                                                   --            --        (89,876)           --
----------------------------------------------------------------------------------------------------------
  Total                                                     --            --     (1,733,958)           --
----------------------------------------------------------------------------------------------------------
Net realized long-term gain on investments:
----------------------------------------------------------------------------------------------------------
  Class A                                             (186,866)           --       (698,777)  (26,144,645)
----------------------------------------------------------------------------------------------------------
  Class B                                              (22,599)           --       (115,896)   (5,386,050)
----------------------------------------------------------------------------------------------------------
  Class C                                              (93,331)           --       (424,243)   (6,078,211)
----------------------------------------------------------------------------------------------------------
  Class D                                                   --            --             --    (9,660,030)
----------------------------------------------------------------------------------------------------------
  Class I                                              (22,267)           --        (63,939)   (1,736,708)
----------------------------------------------------------------------------------------------------------
  Class R                                              (14,383)           --        (71,223)   (1,501,618)
----------------------------------------------------------------------------------------------------------
  Total                                               (339,446)           --     (1,374,078)  (50,507,262)
----------------------------------------------------------------------------------------------------------
Decrease in Net Assets from Distributions           (1,236,336)      (37,298)    (3,108,036)  (50,507,262)
----------------------------------------------------------------------------------------------------------

Capital Share Transactions:
----------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares                   46,812,331    38,864,418     30,101,517    43,336,052
----------------------------------------------------------------------------------------------------------
Exchanged from associated funds                      7,362,140     5,941,820      3,315,706     2,426,395
----------------------------------------------------------------------------------------------------------
Investment of dividends                                800,802        32,521             --            --
----------------------------------------------------------------------------------------------------------
Investment of gain distributions                       304,651            --      2,798,320    45,521,091
----------------------------------------------------------------------------------------------------------
Total                                               55,279,924    44,838,759     36,215,543    91,283,538
----------------------------------------------------------------------------------------------------------
Cost of shares repurchased                         (68,710,155)  (54,312,932)   (78,816,123)  (80,774,070)
----------------------------------------------------------------------------------------------------------
Exchanged into associated funds                    (12,643,738)   (7,080,243)    (8,877,723)   (7,554,687)
----------------------------------------------------------------------------------------------------------
Total                                              (81,353,893)  (61,393,175)   (87,693,846)  (88,328,757)
----------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets from
Capital Share Transactions                         (26,073,969)  (16,554,416)   (51,478,303)    2,954,781
----------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets                 (120,710,874)    5,724,993   (159,638,235)  (28,671,358)
----------------------------------------------------------------------------------------------------------

Net Assets:
----------------------------------------------------------------------------------------------------------
Beginning of year                                  267,967,808   262,242,815    287,695,468   316,366,826
----------------------------------------------------------------------------------------------------------
End of Year*                                     $ 147,256,934  $267,967,808  $ 128,057,233  $287,695,468
----------------------------------------------------------------------------------------------------------
--------
*  Including undistributed (dividends in excess
   of) net investment income as follows:              $123,849       $25,580        $(1,991)      $(1,466)
See Notes to Financial Statements.

Notes to Financial Statements

1.Organization and Multiple Classes of Shares -- Seligman Value Fund Series,
  Inc. (the "Series") is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company. The Series consists of two separate funds: Seligman Large-Cap Value Fund ("Large-Cap Value Fund") and Seligman Smaller-Cap Value Fund ("Smaller-Cap Value Fund"). Each Fund of the Series offers the following five classes of shares:

  Class A shares are sold with an initial sales charge of up to 5.75% (4.75% prior to January 7, 2008) and a continuing service fee of up to 0.25% on an annual basis. Class A shares purchased in an amount of $1,000,000 or more are sold without an initial sales charge but are subject to a contingent deferred sales charge ("CDSC") of 1% on redemptions made within 18 months of purchase. Effective January 7, 2008, eligible employee benefit plans which have at least $2,000,000 in plan assets may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

  Class B shares are sold without an initial sales charge but are subject to a distribution fee of 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 5% on redemptions in the first year of purchase, declining to 1% in the sixth year and 0% thereafter. Class B shares will automatically convert to Class A shares approximately eight years after their date of purchase. If Class B shares of a Fund are exchanged for Class B shares of another Seligman registered investment company, the holding period of the shares exchanged will be added to the holding period of the shares acquired, both for determining the applicable CDSC and the conversion of Class B shares to Class A shares.

  Class C shares are sold without an initial sales charge but are subject to a distribution fee of up to 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% imposed on redemptions made within one year of purchase.

  The Board of Directors of the Series approved the automatic conversion of all of the Funds' outstanding Class D shares to Class C shares at their relative net asset values. The conversion was implemented on May 16, 2008. Effective at the close of business on May 16, 2008, the Funds no longer offer Class D shares. The conversion did not affect individual shareholder account values.

  Class I shares are offered to certain institutional clients and other investors, as described in the Series' Class I shares prospectus. Class I shares are sold without any sales charges and are not subject to distribution or service fees.

  Class R shares are offered to certain employee benefit plans and are not available to all investors. They are sold without an initial sales charge, but are subject to a distribution fee of up to 0.25% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% on redemptions made within one year of a plan's initial purchase of Class R shares.

  All classes of shares for each Fund represent interests in the same portfolio of investments, have the same rights and are generally identical in all respects except that each class bears its own class-specific expenses, and has exclusive voting rights with respect to any matter on which a separate vote of any class is required.

2.Significant Accounting Policies -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions at the date of the financial statements. Actual results may differ from these estimates. The following summarizes the significant accounting policies of the Series:

 a.Security Valuation and Risk -- Securities traded on an exchange are valued at the last sales price on the primary exchange or market on which they are traded. Securities not listed on an exchange or security market, or securities for which there is no last sales price, are valued at the mean of the most recent bid and asked prices or are valued by RiverSource Investments, LLC ("RiverSource" or the "Manager") based on quotations provided by primary market makers in such securities. Securities for which market quotations are not readily available (or are otherwise no longer valid or reliable) are valued at fair value determined in accordance with procedures approved by the Board of Directors. This can

Notes to Financial Statements

   occur in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, and extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security. Short-term holdings maturing in 60 days or less are valued at current market quotations or amortized cost if the Manager believes it approximates fair value. Short-term holdings that mature in more than 60 days are valued at current market quotations until the 60th day prior to maturity and are then valued as described above for securities maturing in 60 days or less. Investments in money market funds are valued at net asset value.

   On January 1, 2008, the Funds adopted Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." SFAS 157 establishes a three-tier hierarchy to classify the assumptions, referred to as inputs, used in valuation techniques (as described above) to measure fair value of the Funds' investments. These inputs are summarized in three broad levels: Level 1 -- quoted prices in active markets for identical investments; Level 2 -- other significant observable inputs (including quoted prices in inactive markets or for similar investments); and Level 3 -- significant unobservable inputs (including the Funds' own assumptions in determining fair value) (Note 3). Observable inputs are those based on market data obtained from sources independent of the Funds, and observable inputs reflect the Funds' own assumptions based on the best information available. The inputs or methodology used for valuing securities may not be an indication of the risk associated with investing in those securities.

   A portfolio with fewer holdings may be subject to greater volatility than a portfolio with a greater number of holdings. To the extent that either Fund invests a substantial percentage of its assets in an industry, that Fund's performance may be negatively affected if that industry falls out of favor. Stocks of large-capitalization or smaller capitalization companies have at times experienced periods of volatility and negative performance. During such periods, the value of such stocks may decline and the performance of a Fund investing in such companies may be negatively affected.

 b.Multiple Class Allocations -- Each Fund's income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares of that Fund based upon the relative value of shares of each class. Class-specific expenses, which include distribution and service (12b-1) fees and any other items that are specifically attributable to a particular class, are charged directly to such class. For the year ended December 31, 2008, distribution and service (12b-1) fees, shareholder account services and registration expenses were class-specific expenses.

 c.Security Transactions and Related Investment Income -- Investment transactions are recorded on trade dates. Identified cost of investments sold is used for both financial statement and federal income tax purposes. Dividends receivable are recorded on ex-dividend dates. Interest income is recorded on an accrual basis.

 d.Distributions to Shareholders -- Dividends and distributions to shareholders are recorded on ex-dividend dates.

 e.Taxes -- There is no provision for federal income tax. Each Fund has elected to be taxed as a regulated investment company and intends to distribute substantially all taxable net income and net gain realized.

   Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109," requires the Funds to measure and recognize in their financial statements the benefit of a tax position taken (or expected to be taken) on an income tax return if such position will more likely than not be sustained upon examination based on the technical merits of the position. The Funds file income tax returns in the US Federal jurisdiction, as well as the New York State and New York City jurisdictions. Based upon their review of tax positions for the Funds' open tax years of 2005-2008 in these jurisdictions, the Funds have determined that FIN 48 did not have a material impact on the Funds' financial statements for the year ended December 31, 2008.

Notes to Financial Statements


3.Fair Value Measurements -- A summary of the value of the Funds' investments as of December 31, 2008, based on the level of inputs used in accordance with SFAS 157 (Note 2a), is as follows:

                                                                    Large-Cap   Smaller-Cap
Valuation Inputs                                                    Value Fund   Value Fund
--------------------------------------------------------------------------------------------
Level 1-Quoted Prices in Active Markets for Identical Investments  $147,490,097 $128,914,530
--------------------------------------------------------------------------------------------
Level 2-Other Significant Observable Inputs                                  --           --
--------------------------------------------------------------------------------------------
Level 3-Significant Unobservable Inputs                                      --           --
--------------------------------------------------------------------------------------------
Total                                                              $147,490,097 $128,914,530
--------------------------------------------------------------------------------------------

4.Management and Distribution Services, and Other Related-Party Transactions --

 a.Management and Administrative Services -- On November 7, 2008, RiverSource, investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("JWS"). With the Acquisition completed and shareholders of the Funds having previously approved (at a Special Meeting held earlier in November 2008) a new Investment Management Services Agreement between RiverSource and the Series with respect to each Fund, RiverSource is the new investment manager of the Funds effective November 7, 2008.

   The Manager receives a fee (and, prior to November 7, 2008, JWS received a fee), calculated daily and payable monthly, equal to 0.80% and 1.00% per annum of the average daily net assets of the Large-Cap Value Fund and Smaller-Cap Value Fund, respectively. For the year ended December 31, 2008, the Manager and JWS received the following management fees:

                                                Large-Cap  Smaller-Cap
                                                Value Fund Value Fund
         -------------------------------------------------------------
         RiverSource                            $  167,691  $  177,324
         -------------------------------------------------------------
         JWS                                     1,564,640   1,870,905
         -------------------------------------------------------------

   Under an Administrative Services Agreement, effective November 7, 2008, Ameriprise administers certain aspects of the Funds' business and other affairs at no cost. Ameriprise provides the Funds with office space, and certain administrative and other services and executive and other personnel as are necessary for the Funds' operations. Ameriprise pays all of the compensation of Board members of the Series who are employees or consultants of RiverSource and of the officers and other personnel of the Funds. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Funds under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Investment Management Services Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the Funds will inform shareholders prior to the effectiveness of such increase. Prior to November 7, 2008, administrative services were provided to the Funds by JWS as part of its former management agreement with the Series with respect to each Fund.

 b.Distribution Services -- For the year ended December 31, 2008, RiverSource
   Fund Distributors, Inc. (formerly Seligman Advisors, Inc.) (the "Distributor"), agent for the distribution of each Fund's shares and an affiliate of the Manager, received commissions and concessions from sales of Class A shares. Commissions were also paid to dealers for sales of Class A shares as follows:

                                        Commissions         Class A
                                      and Concessions       Dealer
          Fund                    Retained by Distributor Commissions
          -----------------------------------------------------------
          Large-Cap Value Fund            $14,405           $97,965
          -----------------------------------------------------------
          Smaller-Cap Value Fund            4,542            27,200
          -----------------------------------------------------------

Notes to Financial Statements


   Each Fund of the Series has an Administration, Shareholder Services and Distribution Plan (the "Plan") with respect to distribution of its shares. Under the Plan, with respect to Class A shares, service organizations can enter into agreements with the Distributor and receive a continuing fee of up to 0.25% on an annual basis, payable monthly, of the average daily net assets of the Class A shares attributable to the particular service organizations for providing personal services and/or the maintenance of shareholder accounts. The Distributor charges such fees to each Fund pursuant to its Plan. For the year ended December 31, 2008, fees incurred by the Large-Cap Value Fund and Smaller-Cap Value Fund under their respective Plans aggregated $291,807 and $266,855, respectively, or 0.24% and 0.25%, respectively, per annum of the average daily net assets of each Fund's
   Class A shares.

   Under the Plan, with respect to Class B shares, Class C shares, Class D (only through May 16, 2008) shares and Class R shares, service organizations can enter into agreements with the Distributor and receive a continuing fee for providing personal services and/or the maintenance of shareholder accounts of up to 0.25% on an annual basis of the average daily net assets of the Class B, Class C, Class D, and Class R shares for which the organizations are responsible; and, for Class C, Class D and Class R shares, fees for providing other distribution assistance of up to 0.75% (0.25%, in the case of Class R shares) on an annual basis of such average daily net assets. Such fees are paid monthly by the Funds to the Distributor pursuant to the Plan.

   For the year ended December 31, 2008, fees incurred under the Plan, equivalent to 1% (0.99%, in the case of Class B shares) per annum of the average daily net assets of Class B, Class C and Class D shares, and 0.50% per annum of the average daily net assets of Class R shares, were as follows:

          Fund                    Class B  Class C  Class D  Class R
          -----------------------------------------------------------
          Large-Cap Value Fund    $171,066 $441,838 $128,423 $ 39,278
          -----------------------------------------------------------
          Smaller-Cap Value Fund   164,971  424,023  164,509   51,487
          -----------------------------------------------------------

   The Distributor and RiverSource Services, Inc. (formerly Seligman Services, Inc.), also an affiliate of the Manager, are eligible to receive distribution and service (12b-1) fees pursuant to the Plan. For the year ended December 31, 2008, the Distributor and RiverSource Services, Inc. received distribution and service (12b-1) fees of $8,887 and $9,510 for the Large-Cap Value Fund and Smaller-Cap Value Fund, respectively.

   The Distributor is entitled to retain any CDSC imposed on certain redemptions of Class A, Class C, Class D and Class R shares. For the year ended December 31, 2008, such charges amounted to $20,706 and $16,562 for the Large-Cap Value Fund and Smaller-Cap Value Fund, respectively. The Distributor has sold its rights to third parties to collect any CDSC imposed on redemptions of Class B shares.

 c.Transfer Agent and Shareholder Services -- For the year ended December 31,
   2008, Seligman Data Corp., which is owned by certain associated investment companies, charged at cost $888,177 and $949,705 to the Large-Cap Value Fund and Smaller-Cap Value Fund, respectively, for shareholder account services in accordance with a methodology approved by the Series' directors. Class I shares receive more limited shareholder services than each Fund's other classes of shares (the "Retail Classes"). Seligman Data Corp. does not allocate to Class I the costs of any of its departments that do not provide services to the Class I shareholders.

   Costs of Seligman Data Corp. directly attributable to the Retail Classes of each Fund were charged to those classes in proportion to their relative net asset values. Costs directly attributable to Class I shares were charged to Class I. The remaining charges were allocated to the Retail Classes and Class I by Seligman Data Corp. pursuant to a formula based on their net assets, shareholder transaction volumes and number of shareholder accounts.

   The Series and certain other associated investment companies (together, the "Guarantors") have severally but not jointly guaranteed the performance and observance of all the terms and conditions of a lease entered into by Seligman Data Corp., including the payment of rent by Seligman Data Corp. (the

Notes to Financial Statements

   "Guaranty"). The lease and the related Guaranty expire in January 2019. The obligation of the Series to pay any amount due under the Guaranty is limited to a specified percentage of the full amount, which generally is based on the Series' percentage of the expenses billed by Seligman Data Corp. to all Guarantors in the most recent calendar quarter. As of December 31, 2008, the Series' potential obligation under the Guaranty is $776,700. As of December 31, 2008, no event has occurred which would result in the Series becoming liable to make any payment under the Guaranty. Each Fund would bear a portion of any payments made by the Series under the Guaranty. A portion of the rent paid by Seligman Data Corp. is charged to each Fund as part of Seligman Data Corp.'s shareholder account services cost.

   The Series' Board has approved RiverSource Service Corporation ("RSC") as the Funds' new transfer and shareholder service agent, and the termination of the Funds' relationship with Seligman Data Corp., effective on or about May 9, 2009. RSC is an affiliate of RiverSource. The fees and expenses expected to be charged to the Funds by RSC are generally lower than the fees and expenses charged by Seligman Data Corp. Nevertheless, as a result of the termination of the relationship with Seligman Data Corp., the Funds will incur certain non-recurring charges, including charges relating to Seligman Data Corp.'s leases, that would in the aggregate approximate 0.16% of each Fund's net assets as of January 23, 2009 (the "Non-Recurring Charges"). These Non-Recurring Charges will be incurred over a period of several months beginning January 28, 2009. Shareholders of the Funds would bear their proportionate share of each Fund's expenses, including the Non-Recurring Charges.

 d.Directors' Fees and Expenses -- Directors' fees and expenses includes the compensation of Board members who are not employees of RiverSource and the Funds' proportionate share of certain expenses of a company providing limited administrative services to the Funds and the other Seligman and RiverSource Funds. These expenses include boardroom and office expense, employee compensation, employee health and retirement benefits and certain other expenses. For the period from November 7, 2008 through December 31, 2008, the Large-Cap Value Fund and Smaller-Cap Value Fund paid $73 and $68, respectively, to this company for such services.

   The Series has a compensation arrangement under which directors who receive fees may elect to defer receiving such fees. Directors may elect to have their deferred fees accrue interest or earn a return based on the performance of the Funds or other funds in the Seligman and RiverSource Groups of Investment Companies. Deferred fees and related accrued earnings are not deductible by the Series for federal income tax purposes until such amounts are paid. The cost of such fees and earnings/losses accrued thereon is included in directors' fees and expenses and the accumulated balance thereof at December 31, 2008, is included in accrued expenses and other liabilities, as follows:

                         Fund                    Amount
                         ------------------------------
                         Large-Cap Value Fund    $1,976
                         ------------------------------
                         Smaller-Cap Value Fund   1,991
                         ------------------------------

   Certain officers and directors of the Series are officers or directors of the Manager, Ameriprise, the Distributor, RiverSource Services, Inc., RSC, and/or Seligman Data Corp.

5.Committed Line of Credit -- The Series is a participant in a joint $200 million committed line of credit that is shared by substantially all open-end funds in the Seligman Group of Investment Companies. Each Fund's borrowings are limited to 10% of its net assets. Borrowings pursuant to the credit facility are subject to interest at a rate equal to the overnight federal funds rate plus 0.50%. Each Fund incurs a commitment fee of 0.12% per annum on its share of the unused portion of the credit facility. The credit facility may be drawn upon only for temporary purposes and is subject to certain other customary restrictions. The credit facility commitment expires in June 2009, but is renewable annually with the consent of the participating banks. For the year ended December 31, 2008, the Series did not borrow from the credit facility.

6.Purchases and Sales of Securities -- Purchases and sales of portfolio securities, excluding short-term investments, for the year ended December 31, 2008, were as follows:

                Fund                     Purchases     Sales
                -----------------------------------------------
                Large-Cap Value Fund    $60,026,423 $86,644,278
                -----------------------------------------------
                Smaller-Cap Value Fund   34,065,319  90,910,406
                -----------------------------------------------

Notes to Financial Statements


7.Federal Tax Information -- Certain components of income, expense and realized capital gain and loss are recognized at different times or have a different character for federal income tax purposes and for financial reporting purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their characterization for federal income tax purposes. Any such reclassifications will have no effect on net assets, results of operations or net asset value per share of a Fund. As a result of the differences described above, the treatment for financial reporting purposes of distributions made during the year from net investment income or net realized gains may differ from their ultimate treatment for federal income tax purposes. Further, the cost of investments also can differ for federal income tax purposes.

  At December 31, 2008, the cost of investments for federal income tax purposes for the Large-Cap Value Fund and the Smaller-Cap Value Fund was $176,743,110 and $158,792,893, respectively. The tax basis cost was lower than the cost for financial reporting purposes for the Smaller-Cap Value Fund primarily due to the tax deferral of return of capital from real estate investment trusts of $75,739, which was partially offset by the tax deferral of losses on wash sales in the amounts of $14,876.

  The tax basis components of accumulated losses at December 31, 2008 are presented below.

                                                               Large-Cap     Smaller-Cap
                                                               Value Fund    Value Fund
                                                             -----------------------------
Gross unrealized appreciation of portfolio securities        $  12,290,875  $  22,341,379
------------------------------------------------------------------------------------------
Gross unrealized depreciation of portfolio securities          (41,543,888)   (52,219,742)
------------------------------------------------------------------------------------------
Net unrealized appreciation of portfolio securities            (29,253,013)   (29,878,363)
------------------------------------------------------------------------------------------
Undistributed ordinary income                                      125,825             --
------------------------------------------------------------------------------------------
Undistributed net realized gain (Capital loss carryforward)         40,310       (243,011)
------------------------------------------------------------------------------------------
Total accumulated losses                                      $(29,086,878)  $(30,121,374)
------------------------------------------------------------------------------------------

  At December 31, 2008, the Smaller-Cap Value Fund had a net capital loss carryforward for federal income tax purposes of $243,011, expiring in 2016, which is available for offset against future taxable net capital gains. Accordingly, no capital gain distribution is expected to be paid to shareholders of this Fund until net capital gains have been realized in excess of the available capital loss carryforwards. There is no assurance that the Fund will be able to utilize all of its capital loss carryforward before it expires.

  During the year ended December 31, 2008, Large-Cap Value Fund utilized the entire $2,329,806 of prior years' capital loss carryforwards to offset current year's capital gains.

Notes to Financial Statements


8.Capital Share Transactions -- The Series has authorized 1,000,000,000 shares for each Fund of $0.001 par value Capital Stock. Transactions in shares of Capital Stock were as follows:

  Large-Cap Value Fund

                                                 Year Ended December 31,
                                   ---------------------------------------------------
                                             2008+                     2007
                                   ---------------------------------------------------
Class A                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares   2,144,432  $ 28,411,654   1,306,417  $ 20,305,532
--------------------------------------------------------------------------------------
Exchanged from associated funds       281,319     3,551,244     234,773     3,620,842
--------------------------------------------------------------------------------------
Converted from Class B*               279,958     3,862,244     367,179     5,703,769
--------------------------------------------------------------------------------------
Investment of dividends                63,042       582,508       1,534        24,468
--------------------------------------------------------------------------------------
Investment of gain distributions       18,118       164,152          --            --
--------------------------------------------------------------------------------------
Total                               2,786,869    36,571,802   1,909,903    29,654,611
--------------------------------------------------------------------------------------
Cost of shares repurchased         (3,219,453)  (42,892,433) (1,678,020)  (25,851,264)
--------------------------------------------------------------------------------------
Exchanged into associated funds      (477,890)   (6,281,162)   (272,273)   (4,155,760)
--------------------------------------------------------------------------------------
Total                              (3,697,343)  (49,173,595) (1,950,293)  (30,007,024)
--------------------------------------------------------------------------------------
Decrease                             (910,474) $(12,601,793)    (40,390) $   (352,413)
--------------------------------------------------------------------------------------
Class B                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares      35,762  $    444,256      34,801  $    513,177
--------------------------------------------------------------------------------------
Exchanged from associated funds        57,714       748,875      73,231     1,090,213
--------------------------------------------------------------------------------------
Investment of dividends                   887         7,785          --            --
--------------------------------------------------------------------------------------
Investment of gain distributions        2,320        19,863          --            --
--------------------------------------------------------------------------------------
Total                                  96,683     1,220,779     108,032     1,603,390
--------------------------------------------------------------------------------------
Cost of shares repurchased           (410,695)   (5,088,982)   (545,990)   (7,988,638)
--------------------------------------------------------------------------------------
Exchanged into associated funds      (199,003)   (2,547,501)   (106,473)   (1,531,174)
--------------------------------------------------------------------------------------
Converted to Class A*                (295,263)   (3,862,244)   (385,277)   (5,703,769)
--------------------------------------------------------------------------------------
Total                                (904,961)  (11,498,727) (1,037,740)  (15,223,581)
--------------------------------------------------------------------------------------
Decrease                             (808,278) $(10,277,948)   (929,708) $(13,620,191)
--------------------------------------------------------------------------------------
Class C                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     479,762  $  5,746,474     123,099  $  1,794,718
--------------------------------------------------------------------------------------
Exchanged from associated funds       234,799     2,519,761      33,527       491,502
--------------------------------------------------------------------------------------
Converted from Class D**            2,417,785    36,097,524          --            --
--------------------------------------------------------------------------------------
Investment of dividends                 3,334        29,309          --            --
--------------------------------------------------------------------------------------
Investment of gain distributions        9,811        83,986          --            --
--------------------------------------------------------------------------------------
Total                               3,145,491    44,477,054     156,626     2,286,220
--------------------------------------------------------------------------------------
Cost of shares repurchased         (1,026,988)  (12,082,406)   (401,110)   (5,904,468)
--------------------------------------------------------------------------------------
Exchanged into associated funds      (288,411)   (3,246,654)    (45,557)     (685,886)
--------------------------------------------------------------------------------------
Total                              (1,315,399)  (15,329,060)   (446,667)   (6,590,354)
--------------------------------------------------------------------------------------
Increase (decrease)                 1,830,092  $ 29,147,994    (290,041) $ (4,304,134)
--------------------------------------------------------------------------------------
Class D                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     295,255  $  4,203,646     536,187  $  7,886,525
--------------------------------------------------------------------------------------
Exchanged from associated funds        35,497       504,578      51,382       734,377
--------------------------------------------------------------------------------------
Total                                 330,752     4,708,224     587,569     8,620,902
--------------------------------------------------------------------------------------
Cost of shares repurchased           (280,434)   (3,938,064)   (808,907)  (11,966,766)
--------------------------------------------------------------------------------------
Exchanged into associated funds       (39,486)     (551,054)    (48,187)     (707,378)
--------------------------------------------------------------------------------------
Converted to Class C**             (2,422,653)  (36,097,524)         --            --
--------------------------------------------------------------------------------------
Total                              (2,742,573)  (40,586,642)   (857,094)  (12,674,144)
--------------------------------------------------------------------------------------
Decrease                           (2,411,821) $(35,878,418)   (269,525) $ (4,053,242)
--------------------------------------------------------------------------------------

 -------
  See footnotes on page 36.

Notes to Financial Statements


  Large-Cap Value Fund (continued)

                                              Year Ended December 31,
                                   ---------------------------------------------
                                            2008                   2007
                                   ---------------------------------------------
Class I                             Shares      Amount     Shares      Amount
--------------------------------------------------------------------------------
Net proceeds from sales of shares   302,874  $ 3,893,725   178,075  $ 2,803,792
--------------------------------------------------------------------------------
Investment of dividends              15,360      144,686       496        8,053
--------------------------------------------------------------------------------
Investment of gain distributions      2,397       22,267        --           --
--------------------------------------------------------------------------------
Total                               320,631    4,060,678   178,571    2,811,845
--------------------------------------------------------------------------------
Cost of shares repurchased         (235,673)  (3,025,541) (119,886)  (1,886,505)
--------------------------------------------------------------------------------
Increase                             84,958  $ 1,035,137    58,685  $   925,340
--------------------------------------------------------------------------------
Class R                             Shares      Amount     Shares      Amount
--------------------------------------------------------------------------------
Net proceeds from sales of shares   312,385  $ 4,112,576   358,247  $ 5,560,674
--------------------------------------------------------------------------------
Exchanged from associated funds       2,875       37,682       322        4,886
--------------------------------------------------------------------------------
Investment of dividends               3,982       36,514        --           --
--------------------------------------------------------------------------------
Investment of gain distributions      1,603       14,383        --           --
--------------------------------------------------------------------------------
Total                               320,845    4,201,155   358,569    5,565,560
--------------------------------------------------------------------------------
Cost of shares repurchased         (138,246)  (1,682,729)  (46,387)    (715,291)
--------------------------------------------------------------------------------
Exchanged into associated funds      (1,568)     (17,367)       (3)         (45)
--------------------------------------------------------------------------------
Total                              (139,814)  (1,700,096)  (46,390)    (715,336)
--------------------------------------------------------------------------------
Increase                            181,031  $ 2,501,059   312,179  $ 4,850,224
--------------------------------------------------------------------------------

  Smaller-Cap Value Fund

                                                 Year Ended December 31,
                                   ---------------------------------------------------
                                             2008                      2007
                                   ---------------------------------------------------
Class A                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     954,165  $ 12,014,408   1,069,069  $ 19,255,648
--------------------------------------------------------------------------------------
Exchanged from associated funds       101,114     1,317,409      88,513     1,641,975
--------------------------------------------------------------------------------------
Converted from Class B*               295,701     3,755,295     318,962     5,967,273
--------------------------------------------------------------------------------------
Investment of gain distributions      101,893     1,342,949   1,319,458    22,609,348
--------------------------------------------------------------------------------------
Total                               1,452,873    18,430,061   2,796,002    49,474,244
--------------------------------------------------------------------------------------
Cost of shares repurchased         (3,616,371)  (45,482,916) (2,358,240)  (43,020,412)
--------------------------------------------------------------------------------------
Exchanged into associated funds      (377,211)   (4,389,393)   (223,765)   (3,984,820)
--------------------------------------------------------------------------------------
Total                              (3,993,582)  (49,872,309) (2,582,005)  (47,005,232)
--------------------------------------------------------------------------------------
Increase (decrease)                (2,540,709) $(31,442,248)    213,997  $  2,469,012
--------------------------------------------------------------------------------------
Class B                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares      56,669  $    669,802      56,050  $    946,146
--------------------------------------------------------------------------------------
Exchanged from associated funds         8,587        89,390      14,065       243,051
--------------------------------------------------------------------------------------
Investment of gain distributions       20,611       243,415     315,230     4,914,157
--------------------------------------------------------------------------------------
Total                                  85,867     1,002,607     385,345     6,103,354
--------------------------------------------------------------------------------------
Cost of shares repurchased           (498,235)   (5,468,419)   (585,781)   (9,761,099)
--------------------------------------------------------------------------------------
Exchanged into associated funds       (96,706)   (1,120,126)    (70,592)   (1,184,599)
--------------------------------------------------------------------------------------
Converted to Class A*                (329,635)   (3,755,295)   (348,309)   (5,967,273)
--------------------------------------------------------------------------------------
Total                                (924,576)  (10,343,840) (1,004,682)  (16,912,971)
--------------------------------------------------------------------------------------
Decrease                             (838,709) $ (9,341,233)   (619,337) $(10,809,617)
--------------------------------------------------------------------------------------

 -------
  See footnotes on page 36.

Notes to Financial Statements


  Smaller-Cap Value Fund (continued)

                                                 Year Ended December 31,
                                   ---------------------------------------------------
                                             2008+                     2007
                                   ---------------------------------------------------
Class C                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     456,845  $  4,833,957     165,842  $  2,730,024
--------------------------------------------------------------------------------------
Exchanged from associated funds       149,696     1,553,651      11,965       212,684
--------------------------------------------------------------------------------------
Converted from Class D**            3,285,345    44,023,620          --            --
--------------------------------------------------------------------------------------
Investment of gain distributions       76,686       906,427     357,870     5,555,373
--------------------------------------------------------------------------------------
Total                               3,968,572    51,317,655     535,677     8,498,081
--------------------------------------------------------------------------------------
Cost of shares repurchased         (1,429,188)  (15,432,797)   (423,928)   (7,053,589)
--------------------------------------------------------------------------------------
Exchanged into associated funds      (271,129)   (2,781,551)    (46,291)     (760,274)
--------------------------------------------------------------------------------------
Total                              (1,700,317)  (18,214,348)   (470,219)   (7,813,863)
--------------------------------------------------------------------------------------
Increase                            2,268,255  $ 33,103,307      65,458  $    684,218
--------------------------------------------------------------------------------------
Class D                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     285,912  $  3,640,017     562,039  $  9,394,541
--------------------------------------------------------------------------------------
Exchanged from associated funds        26,563       339,151      19,465       326,170
--------------------------------------------------------------------------------------
Investment of gain distributions           --            --     593,303     9,207,049
--------------------------------------------------------------------------------------
Total                                 312,475     3,979,168   1,174,807    18,927,760
--------------------------------------------------------------------------------------
Cost of shares repurchased           (535,841)   (6,811,973) (1,026,861)  (17,209,677)
--------------------------------------------------------------------------------------
Exchanged into associated funds       (44,756)     (565,837)   (102,536)   (1,613,872)
--------------------------------------------------------------------------------------
Converted to Class C**             (3,290,256)  (44,023,620)         --            --
--------------------------------------------------------------------------------------
Total                              (3,870,853)  (51,401,430) (1,129,397)  (18,823,549)
--------------------------------------------------------------------------------------
Increase (decrease)                (3,558,378) $(47,422,262)     45,410  $    104,211
--------------------------------------------------------------------------------------
Class I                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     227,964  $  2,739,959     113,151  $  2,104,466
--------------------------------------------------------------------------------------
Investment of gain distributions       10,450       144,625      97,147     1,736,708
--------------------------------------------------------------------------------------
Total                                 238,414     2,884,584     210,298     3,841,174
--------------------------------------------------------------------------------------
Cost of shares repurchased           (156,839)   (1,992,768)    (88,902)   (1,682,973)
--------------------------------------------------------------------------------------
Increase                               81,575  $    891,816     121,396  $  2,158,201
--------------------------------------------------------------------------------------
Class R                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     502,428  $  6,203,374     489,599  $  8,905,227
--------------------------------------------------------------------------------------
Exchanged from associated funds         1,399        16,105         127         2,515
--------------------------------------------------------------------------------------
Investment of gain distributions       12,396       160,904      89,735     1,498,456
--------------------------------------------------------------------------------------
Total                                 516,223     6,380,383     579,461    10,406,198
--------------------------------------------------------------------------------------
Cost of shares repurchased           (293,971)   (3,627,250)   (112,219)   (2,046,320)
--------------------------------------------------------------------------------------
Exchanged into associated funds        (1,913)      (20,816)       (661)      (11,122)
--------------------------------------------------------------------------------------
Total                                (295,884)   (3,648,066)   (112,880)   (2,057,442)
--------------------------------------------------------------------------------------
Increase                              220,339  $  2,732,317     466,581  $  8,348,756
--------------------------------------------------------------------------------------

 -------
  * Automatic conversion of Class B shares to Class A shares approximately eight years after their initial purchase date.
 ** Effective May 16, 2008, Class D shares were converted to Class C shares.
  + January 1, 2008 to May 16, 2008, in the case of Class D shares.

9.Other Matters -- In late 2003, JWS conducted an extensive internal review concerning mutual fund trading practices. JWS's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by JWS (the "Seligman Funds"); this arrangement was in the process of being closed down by JWS before September 2003. JWS identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, JWS, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. JWS also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

Notes to Financial Statements


  In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against JWS and the Distributor relating to frequent trading in the Seligman Funds. JWS responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that JWS had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

  In September 2006, the NYAG commenced a civil action in New York State Supreme Court against JWS, the Distributor, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by JWS is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by JWS to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

  Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by JWS and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of JWS, RiverSource Investments, LLC ("RiverSource") and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex.

  Neither JWS nor RiverSource believes that the foregoing legal action or other possible actions will have a material adverse impact on JWS, RiverSource or their current and former clients, including the Seligman Funds and other investment companies managed by RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

10.Recent Accounting Pronouncement -- In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments,
   (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. As of December 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

Financial Highlights

The tables below are intended to help you understand the financial performance of each of the Fund's classes for the periods presented. Certain information reflects financial results for a single share that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding during the period. Total return shows the rate that you would have earned (or lost) on an investment in each class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes investors may incur on distributions or on the redemption of shares, and are not annualized for periods of less than one year.

Large-Cap Value Fund

CLASS A
----------------------------------------------------------------------------------------------------

                                                              Year Ended December 31,
                                               -----------------------------------------------------
                                                  2008       2007       2006       2005      2004
-                                              -----------------------------------------------------
Per Share Data:
----------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year             $  15.73   $   14.43  $   12.79  $   11.62  $  10.07
----------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
----------------------------------------------------------------------------------------------------
Net investment income                              0.10        0.04       0.05       0.04      0.06
----------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                    (5.96)       1.26       1.60       1.13      1.52
----------------------------------------------------------------------------------------------------
Total from Investment Operations                  (5.86)       1.30       1.65       1.17      1.58
----------------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------------
Dividends from net investment income              (0.08)         --#     (0.01)        --#    (0.03)
----------------------------------------------------------------------------------------------------
Distributions from net realized capital gain      (0.02)         --         --         --        --
----------------------------------------------------------------------------------------------------
Total Distributions                               (0.10)         --#     (0.01)        --#    (0.03)
----------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                   $   9.77   $   15.73  $   14.43  $   12.79  $  11.62
----------------------------------------------------------------------------------------------------

Total Return                                     (37.20)%     9.03%     12.92%     10.08%    15.69%o
----------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)          $83,148    $148,242   $136,583   $104,699   $86,128
----------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets           1.61%       1.51%      1.54%      1.61%     1.62%
----------------------------------------------------------------------------------------------------
Ratio of net investment income to average net
assets                                            0.72%       0.29%      0.40%      0.36%     0.54%
----------------------------------------------------------------------------------------------------
Portfolio turnover rate                          27.55%      18.01%     30.04%     29.85%    16.73%
----------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Large-Cap Value Fund

CLASS B
------------------------------------------------------------------------------------------------------

                                                                 Year Ended December 31,
                                                    --------------------------------------------------
                                                       2008      2007      2006      2005      2004
-                                                   --------------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                  $  14.96   $  13.82  $  12.33  $  11.28  $   9.83
------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
------------------------------------------------------------------------------------------------------
Net investment loss                                    (0.01)     (0.07)    (0.05)    (0.04)    (0.02)
------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                         (5.63)      1.21      1.54      1.09      1.47
------------------------------------------------------------------------------------------------------
Total from Investment Operations                       (5.64)      1.14      1.49      1.05      1.45
------------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------------
Dividends in excess of net investment income           (0.01)        --        --        --        --
------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.02)        --        --        --        --
------------------------------------------------------------------------------------------------------
Total Distributions                                    (0.03)        --        --        --        --
------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                        $   9.29   $  14.96  $  13.82  $  12.33  $  11.28
------------------------------------------------------------------------------------------------------

Total Return                                          (37.68)%    8.25%    12.08%     9.31%    14.75%o
------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $8,756    $26,191   $37,050   $50,508   $58,347
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                2.37%      2.26%     2.29%     2.36%     2.37%
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets   (0.04)%    (0.47)%   (0.35)%   (0.39)%   (0.20)%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               27.55%     18.01%    30.04%    29.85%    16.73%
------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Large-Cap Value Fund

CLASS C
------------------------------------------------------------------------------------------------------

                                                                 Year Ended December 31,
                                                    --------------------------------------------------
                                                       2008      2007      2006      2005      2004
-                                                   --------------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                  $  14.95   $  13.82  $  12.32  $  11.28  $   9.83
------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
------------------------------------------------------------------------------------------------------
Net investment loss                                    (0.01)     (0.07)    (0.05)    (0.04)    (0.02)
------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                         (5.61)      1.20      1.55      1.08      1.47
------------------------------------------------------------------------------------------------------
Total from Investment Operations                       (5.62)      1.13      1.50      1.04      1.45
------------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------------
Dividends in excess of net investment income           (0.01)        --        --        --        --
------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.02)        --        --        --        --
------------------------------------------------------------------------------------------------------
Total Distributions                                    (0.03)        --        --        --        --
------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                        $   9.30   $  14.95  $  13.82  $  12.32  $  11.28
------------------------------------------------------------------------------------------------------

Total Return                                          (37.58)%    8.18%    12.18%     9.22%    14.75%o
------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)               $38,423    $34,424   $35,820   $37,981   $39,117
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                2.37%      2.26%     2.29%     2.36%     2.37%
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets   (0.04)%    (0.47)%   (0.35)%   (0.39)%   (0.21)%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               27.55%     18.01%    30.04%    29.85%    16.73%
------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Large-Cap Value Fund

CLASS D
------------------------------------------------------------------------------------------------------
                                                      1/1/08           Year Ended December 31,
                                                        to     ---------------------------------------
                                                     5/16/08*    2007      2006      2005      2004
-                                                   --------------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                $  14.94   $  13.81  $  12.31  $  11.27  $   9.82
------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
------------------------------------------------------------------------------------------------------
Net investment loss                                    (0.02)     (0.07)    (0.05)    (0.04)    (0.02)
------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on
investments                                            (0.02)      1.20      1.55      1.08      1.47
------------------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.04)      1.13      1.50      1.04      1.45
------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                      $  14.90   $  14.94  $  13.81  $  12.31  $  11.27
------------------------------------------------------------------------------------------------------

Total Return                                           (0.27)%    8.18%    12.09%     9.32%    14.77%o
------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                  --    $36,039   $37,027   $34,084   $31,797
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                2.31%+     2.26%     2.29%     2.36%     2.37%
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets   (0.48)%+   (0.47)%   (0.35)%   (0.39)%   (0.20)%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               27.55%oo   18.01%    30.04%    29.85%    16.73%
------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Large-Cap Value Fund

CLASS I
--------------------------------------------------------------------------------------------------------

                                                                   Year Ended December 31,
                                                      --------------------------------------------------
                                                         2008      2007      2006      2005      2004
-                                                     --------------------------------------------------
Per Share Data:
--------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                    $  16.04   $  14.64  $  12.96  $  11.70  $  10.13
--------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
--------------------------------------------------------------------------------------------------------
Net investment income                                     0.18       0.13      0.13      0.12      0.12
--------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                           (6.10)      1.28      1.64      1.14      1.54
--------------------------------------------------------------------------------------------------------
Total from Investment Operations                         (5.92)      1.41      1.77      1.26      1.66
--------------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.14)     (0.01)    (0.09)       --#    (0.09)
--------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.02)        --        --        --        --
--------------------------------------------------------------------------------------------------------
Total Distributions                                      (0.16)     (0.01)    (0.09)       --#    (0.09)
--------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                          $   9.96   $  16.04  $  14.64  $  12.96  $  11.70
--------------------------------------------------------------------------------------------------------

Total Return                                            (36.84)%    9.62%    13.66%    10.78%    16.37%o
--------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $10,454    $15,470   $13,258   $11,357   $10,362
--------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                  0.98%      0.95%     0.97%     0.97%     0.99%
--------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets     1.35%      0.85%     0.97%     1.00%     1.17%
--------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 27.55%     18.01%    30.04%    29.85%    16.73%
--------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Large-Cap Value Fund

CLASS R
-------------------------------------------------------------------------------------------

                                                         Year Ended December 31,
                                               --------------------------------------------
                                                  2008      2007    2006    2005     2004
-                                              --------------------------------------------
Per Share Data:
-------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year             $   15.63  $ 14.38  $ 12.76 $ 11.62 $ 10.08
-------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
-------------------------------------------------------------------------------------------
Net investment income                               0.06       --#    0.02    0.01    0.03
-------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on
investments                                        (5.91)    1.25     1.60    1.13    1.51
-------------------------------------------------------------------------------------------
Total from Investment Operations                   (5.85)    1.25     1.62    1.14    1.54
-------------------------------------------------------------------------------------------
Less Distributions:
-------------------------------------------------------------------------------------------
Dividends from net investment income               (0.06)      --       --      --      --
-------------------------------------------------------------------------------------------
Distributions from net realized capital gain       (0.02)      --       --      --      --
-------------------------------------------------------------------------------------------
Total Distributions                                (0.08)      --       --      --      --
-------------------------------------------------------------------------------------------
Net Asset Value, End of Year                   $    9.70  $ 15.63  $ 14.38 $ 12.76 $ 11.62
-------------------------------------------------------------------------------------------

Total Return                                    (37.41)%    8.69%   12.70%   9.81%  15.28%o
-------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
-------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)            $6,476   $7,601   $2,506  $1,326    $731
-------------------------------------------------------------------------------------------
Ratio of expenses to average net assets            1.87%    1.76%    1.79%   1.86%   1.87%
-------------------------------------------------------------------------------------------
Ratio of net investment income to average net
assets                                             0.46%    0.03%    0.15%   0.11%   0.29%
-------------------------------------------------------------------------------------------
Portfolio turnover rate                           27.55%   18.01%   30.04%  29.85%  16.73%
-------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Smaller-Cap Value Fund

CLASS A
----------------------------------------------------------------------------------------------------------

                                                                   Year Ended December 31,
                                                    ------------------------------------------------------
                                                       2008       2007       2006       2005       2004
-                                                   ------------------------------------------------------
Per Share Data:
----------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                  $   15.92  $   17.67  $   15.82  $   16.78  $   14.30
----------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
----------------------------------------------------------------------------------------------------------
Net investment loss                                     (0.17)     (0.21)     (0.22)     (0.16)     (0.07)
----------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                          (6.33)      1.43       3.51      (0.37)      2.99
----------------------------------------------------------------------------------------------------------
Total from Investment Operations                        (6.50)      1.22       3.29      (0.53)      2.92
----------------------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------------------
Distributions from Net Realized Capital Gain            (0.19)     (2.97)     (1.44)     (0.43)     (0.44)
----------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                        $    9.23  $   15.92  $   17.67  $   15.82  $   16.78
----------------------------------------------------------------------------------------------------------

Total Return                                         (41.19)%      6.26%     21.38%    (3.08)%     20.58%o
----------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $66,415   $155,045   $168,326   $173,612   $167,173
----------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.89%      1.71%      1.74%      1.76%      1.75%
----------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets    (1.30)%    (1.17)%    (1.27)%    (1.01)%    (0.44)%
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                16.39%     26.51%     35.40%     25.06%     32.70%
----------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Smaller-Cap Value Fund

CLASS B
------------------------------------------------------------------------------------------------------

                                                                 Year Ended December 31,
                                                    --------------------------------------------------
                                                       2008      2007      2006      2005      2004
-                                                   --------------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                  $   14.34  $  16.30  $  14.79  $  15.84  $  13.63
------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
------------------------------------------------------------------------------------------------------
Net investment loss                                     (0.24)    (0.32)    (0.32)    (0.26)    (0.17)
------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                          (5.68)     1.33      3.27     (0.36)     2.82
------------------------------------------------------------------------------------------------------
Total from Investment Operations                        (5.92)     1.01      2.95     (0.62)     2.65
------------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------------
Distributions from Net Realized Capital Gain            (0.19)    (2.97)    (1.44)    (0.43)    (0.44)
------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                        $    8.23  $  14.34  $  16.30  $  14.79  $  15.84
------------------------------------------------------------------------------------------------------

Total Return                                         (41.68)%     5.47%    20.56%   (3.84)%    19.61%o
------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $8,483   $26,802   $40,562   $55,686   $92,034
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 2.64%     2.46%     2.48%     2.51%     2.50%
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets    (2.05)%   (1.92)%   (2.02)%   (1.76)%   (1.19)%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                16.39%    26.51%    35.40%    25.06%    32.70%
------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Smaller-Cap Value Fund

CLASS C
------------------------------------------------------------------------------------------------------

                                                                 Year Ended December 31,
                                                    --------------------------------------------------
                                                       2008      2007      2006      2005      2004
-                                                   --------------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                  $   14.34  $  16.30  $  14.80  $  15.84  $  13.63
------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
------------------------------------------------------------------------------------------------------
Net investment loss                                     (0.23)    (0.32)    (0.32)    (0.26)    (0.17)
------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                          (5.68)     1.33      3.26     (0.35)     2.82
------------------------------------------------------------------------------------------------------
Total from Investment Operations                        (5.91)     1.01      2.94     (0.61)     2.65
------------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------------
Distributions from Net Realized Capital Gain            (0.19)    (2.97)    (1.44)    (0.43)    (0.44)
------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                        $    8.24  $  14.34  $  16.30  $  14.80  $  15.84
------------------------------------------------------------------------------------------------------

Total Return                                         (41.61)%     5.47%    20.48%   (3.78)%    19.61%o
------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $37,217   $32,206   $35,549   $37,876   $44,185
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 2.63%     2.46%     2.48%     2.51%     2.50%
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets    (2.05)%   (1.92)%   (2.02)%   (1.76)%   (1.19)%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                16.39%    26.51%    35.40%    25.06%    32.70%
------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Smaller-Cap Value Fund

CLASS D
------------------------------------------------------------------------------------------------------
                                                      1/1/08           Year Ended December 31,
                                                        to     ---------------------------------------
                                                     5/16/08*    2007      2006      2005      2004
-                                                   --------------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                $  14.34   $  16.31  $  14.79  $  15.84  $  13.63
------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
------------------------------------------------------------------------------------------------------
Net investment loss                                    (0.10)     (0.32)    (0.32)    (0.26)    (0.17)
------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                         (0.86)      1.32      3.28     (0.36)     2.82
------------------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.96)      1.00      2.96     (0.62)     2.65
------------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------------
Distributions from Net Realized Capital Gain              --      (2.97)    (1.44)    (0.43)    (0.44)
------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                      $  13.38   $  14.34  $  16.31  $  14.79  $  15.84
------------------------------------------------------------------------------------------------------

Total Return                                         (6.69)%      5.41%    20.63%   (3.84)%    19.61%o
------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                  --    $51,010   $57,281   $55,187   $61,889
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                2.58%+     2.46%     2.48%     2.51%     2.50%
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets   (2.12)%+   (1.92)%   (2.02)%   (1.76)%   (1.19)%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               16.39%oo   26.51%    35.40%    25.06%    32.70%
------------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Smaller-Cap Value Fund

CLASS I
---------------------------------------------------------------------------------------------------

                                                               Year Ended December 31,
                                                  -------------------------------------------------
                                                     2008      2007      2006      2005      2004
-                                                 -------------------------------------------------
Per Share Data:
---------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                $   16.65  $  18.26  $  16.21  $  17.09  $ 14.48
---------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
---------------------------------------------------------------------------------------------------
Net investment income (loss)                          (0.08)    (0.12)    (0.12)    (0.07)    0.02
---------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                        (6.66)     1.48      3.61     (0.38)    3.03
---------------------------------------------------------------------------------------------------
Total from Investment Operations                      (6.74)     1.36      3.49     (0.45)    3.05
---------------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------------
Distributions from Net Realized Capital Gain          (0.19)    (2.97)    (1.44)    (0.43)   (0.44)
---------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                      $    9.72  $  16.65  $  18.26  $  16.21  $ 17.09
---------------------------------------------------------------------------------------------------

Total Return                                       (40.82)%     6.85%    22.11%   (2.56)%   21.23%o
---------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)               $7,405   $11,322   $10,201    $9,141   $8,976
---------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets               1.19%     1.15%     1.18%     1.18%    1.19%
---------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average
net assets                                          (0.61)%   (0.61)%   (0.71)%   (0.43)%    0.12%
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                              16.39%    26.51%    35.40%    25.06%   32.70%
---------------------------------------------------------------------------------------------------

--------
See footnotes on page 49.

Financial Highlights

Smaller-Cap Value Fund

CLASS R
------------------------------------------------------------------------------------------------------

                                                                 Year Ended December 31,
                                                    --------------------------------------------------
                                                       2008      2007      2006      2005      2004
-                                                   --------------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                  $   15.70  $  17.53  $  15.72  $  16.73  $  14.31
------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:
------------------------------------------------------------------------------------------------------
Net investment loss                                     (0.19)    (0.25)    (0.26)    (0.20)    (0.11)
------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                          (6.24)     1.39      3.51     (0.38)     2.97
------------------------------------------------------------------------------------------------------
Total from Investment Operations                        (6.43)     1.14      3.25     (0.58)     2.86
------------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------------
Distributions from Net Realized Capital Gain            (0.19)    (2.97)    (1.44)    (0.43)    (0.44)
------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                        $    9.08  $  15.70  $  17.53  $  15.72  $  16.73
------------------------------------------------------------------------------------------------------

Total Return                                         (41.32)%     5.83%    21.27%   (3.39)%    20.15%o
------------------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $8,537   $11,311    $4,448    $3,156    $1,903
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 2.14%     1.96%     1.99%     2.01%     2.00%
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets    (1.55)%   (1.42)%   (1.52)%   (1.26)%   (0.69)%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                16.39%    26.51%    35.40%    25.06%    32.70%
------------------------------------------------------------------------------------------------------

--------
* Date of conversion to Class C shares.
+ Annualized.
# Less than + or - $0.01 per share.
o Excluding the effect of certain payments received from the Manager in 2004, total return would have been as follows: Large-Cap Value Fund Class A, B, C, D, I and R, 15.68%, 14.74%, 14.74%, 14.76%, 16.36%, and 15.27%, respectively;
  and for Smaller-Cap Value Fund Class A, B, C, D, I and R, 20.57%, 19.60%, 19.60%, 19.60%, 21.22%, and 20.14%, respectively.
oo Computed at the Fund level for the year ended December 31, 2008.
See Notes to Financial Statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Seligman Value Fund Series, Inc.:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Seligman Value Fund Series, Inc. (the "Funds"), comprising the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund, as of December 31, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatements. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds constituting Seligman Value Fund Series, Inc. as of December 31, 2008, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York
February 27, 2009

Required Federal Income Tax Information (unaudited)

Dividends paid by Seligman Large-Cap Value Fund for the year ended December 31, 2008 are subject to federal income tax as "ordinary income." Under the Internal Revenue Code, 100% of the dividends paid to corporate shareholders qualify for the dividends received deduction. In order to claim the dividends received deduction for these distributions, corporate shareholders must have held their shares for 46 days or more during the 90-day period beginning 45 days before each ex-dividend date.

For the year ended December 31, 2008, the Large-Cap Value Fund designates 100%, or the maximum allowable, of its dividend distributions paid as qualified dividends to individual shareholders. In order for an individual to claim dividends received as qualified dividends, individual shareholders must have held their shares for more than 60 days during the 121-day period beginning 60 days before each ex-dividend date.

Proxy Results

Shareholders of Seligman Value Fund Series, Inc. voted on two proposals at a Special Meeting of Shareholders held on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1

To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                                      For        Against     Abstain
         -------------------------------------------------------------
         Large-Cap Value Fund    8,590,216.383 276,911.386 227,711.139
         -------------------------------------------------------------
         Smaller-Cap Value Fund  7,267,829.819 302,307.428 247,970.353
         -------------------------------------------------------------

Proposal 2

To elect ten directors to the Board:

                                           For          Withheld
              ----------------------------------------------------
              Kathleen Blatz          19,376,482.681   854,205.827
              ----------------------------------------------------
              Arne H. Carlson         19,388,035.177   842,653.331
              ----------------------------------------------------
              Pamela G. Carlton       19,371,295.449   859,393.059
              ----------------------------------------------------
              Patricia M. Flynn       19,389,377.756   841,310.752
              ----------------------------------------------------
              Anne P. Jones           19,377,602.715   853.085.793
              ----------------------------------------------------
              Jeffrey Laikind         19,378,780.620   851,907.888
              ----------------------------------------------------
              Stephen R. Lewis, Jr.   19,382,878.833   847,809.675
              ----------------------------------------------------
              Catherine James Paglia  19,387,890.156   842,798.352
              ----------------------------------------------------
              Alison Taunton-Rigby    19,382,691.862   847,996.646
              ----------------------------------------------------
              William F. Truscott     19,388,666.754   842,021.754
              ----------------------------------------------------

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

In the discussion below, the term "Series" refers to Seligman Value Fund Series, Inc. and the term "Fund" refers to Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund.

Background
On July 7, 2008, RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), entered into a stock purchase agreement with the shareholders of J. & W. Seligman & Co. Incorporated ("Seligman") under which RiverSource would acquire all of the outstanding capital stock of Seligman (the "Transaction"). The consummation of the Transaction resulted in the automatic termination of the Series' management agreement with Seligman (the "Seligman Management Agreement") in respect of each Fund. In anticipation of the termination of the Seligman Management Agreement, at a meeting held on July 29, 2008, the directors of the Series then serving unanimously approved an investment management agreement with RiverSource (the "Proposed Advisory Agreement") in respect of each Fund. At the special meeting of shareholders of the Funds held on November 3, 2008, the shareholders of each Fund approved the Proposed Advisory Agreement. The Transaction closed on November 7, 2008, and upon the closing, RiverSource became the investment advisor to each Fund.

Board Considerations
Prior to their approval of the Proposed Advisory Agreement, the directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approval by, Seligman, RiverSource and Ameriprise.

In consultation with experienced counsel, who advised on the legal standards for consideration by the directors, the directors reviewed the Proposed Advisory Agreement with RiverSource. The independent directors also discussed the proposed approval with counsel in private sessions.

At their meetings on June 12, 2008, July 17, 2008 and July 29, 2008, the directors discussed the Transaction with Seligman, and the Transaction and RiverSource's plans and intentions regarding the Series (and each Fund) with representatives of Ameriprise and RiverSource.

The directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the directors did not identify any particular information that was all-important or controlling, and directors may have attributed different weights to the various factors. The directors determined that the selection of RiverSource to advise the Series (and each Fund), and the overall arrangements between the Series (and each Fund) and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Series (and each Fund) and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The material factors and conclusions that formed the basis for the directors' determination included, in addition, the factors discussed in further detail below:

(i)the reputation, financial strength and resources of RiverSource, and its parent, Ameriprise;

(ii)the capabilities of RiverSource with respect to compliance and its regulatory histories;

(iii)an assessment of RiverSource's compliance system by the Series' Chief Compliance Officer;

(iv)that the portfolio management team for each Fund would not change as a result of the Transaction;

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement


(v)that RiverSource and Ameriprise assured the directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Series (and each Fund) or its shareholders;

(vi)that within the past year the directors had performed a full annual review of the Seligman Management Agreement, as required by the Investment Company Act of 1940 ("1940 Act"), for the Series (and each Fund) and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the management fee rate for each Fund was satisfactory;

(vii)the potential benefits to the Series (and each Fund) of the combination of RiverSource and Seligman, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities; a continued high level of service to the Series (and each Fund); and the potential for realization of economies of scale over time since the Series (and each Fund) will be part of a much larger fund complex;

(viii)the fact that each Fund's total advisory and administrative fees would not increase by virtue of the Proposed Advisory Agreement, but would remain the same;

(ix)that RiverSource, and not the Series or Funds, would bear the costs of obtaining all approvals of the Proposed Advisory Agreement;

(x)the qualifications of the personnel of RiverSource and Ameriprise that would provide advisory and administrative services to the Series (and each Fund);

(xi)the terms and conditions of the Proposed Advisory Agreement, including the directors' review of differences from the Seligman Management Agreement;

(xii)that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any "unfair burden" (within the meaning of Section 15(f) of 1940 Act) on the Series and each Fund; and

(xiii)that certain members of RiverSource's management have a significant amount of experience integrating other fund families.

Nature, Extent and Quality of Services Provided
In considering the nature, extent and quality of the services to be provided under the Proposed Advisory Agreement, the directors of the Series considered, among other things, the expected impact of the Transaction on the operations of the Series and each Fund, the information provided by RiverSource with respect to the nature, extent and quality of services to be provided by it, RiverSource's compliance programs and compliance records, and presentations provided on the quality of RiverSource's investment research capabilities and the other resources it and Ameriprise have indicated that they would dedicate to performing services for the Series and each Fund.

The directors noted the professional experience and qualifications of the portfolio management team of each Fund and the senior personnel of RiverSource. The directors considered a report by, the Series' Chief Compliance Officer, assessing RiverSource's compliance system, which was followed by a private session with the Series' Chief Compliance Officer. They also discussed RiverSource's compliance system with the Chief Compliance Officer for the funds managed by RiverSource. The directors also considered RiverSource's presentation on the selection of brokers and dealers for portfolio transactions. As administrative services

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

(provided under the Seligman Management Agreement) would be provided to the Series (and each Fund) by Ameriprise at no additional cost under a new administrative services agreement rather than pursuant to the Proposed Advisory Agreement, the directors considered Ameriprise's capability to provide such administrative services as well as RiverSource's and Ameriprise's roles in coordinating the activities of the Series' (and each Fund's) other service providers. The directors noted that Ameriprise intended to continue Seligman's practice of sub-contracting administrative services provided by Seligman for the Series (and each Fund) to State Street Bank and Trust Company for the foreseeable future. The directors concluded that, overall, they were satisfied with assurances from RiverSource and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Series (and each Fund) under the Proposed Advisory Agreement and the new administrative services agreement.

Costs of Services Provided and Profitability
In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the directors considered, among other things, the projected pre-tax, pre-distribution expense profitability of RiverSource's proposed relationship with the Series (and each Fund) and discussed the assumptions of RiverSource and the limitations of the information provided. The directors noted that RiverSource had undertaken to provide profitability information in connection with future contract continuances. The directors also considered RiverSource's financial condition based on information provided by it.

The directors noted that the proposed fee under the Proposed Advisory Agreement was the same as provided under the Seligman Management Agreement. The directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the directors considered the effect of fall-out benefits on RiverSource's expenses. The directors concluded that they were satisfied that RiverSource's estimated future profitability from its relationship with each Fund was not excessive.

Fall-Out Benefits
The directors considered that RiverSource would benefit from soft dollar arrangements using portfolio brokerage of the Funds. The directors also noted RiverSource's representation that none of its affiliated broker-dealers was expected to provide brokerage services to the Funds. The directors reviewed information about RiverSource's practices with respect to allocating portfolio brokerage for brokerage and research services. The directors also considered that broker-dealer affiliates of RiverSource, including a broker-dealer affiliate of Seligman (which became an affiliate of RiverSource following the closing of the Transaction) will receive 12b-1 fees from each Fund in respect of shares held in certain accounts, and that each Fund's distributor (which became a subsidiary of RiverSource following the closing of the Transaction) retains a portion of the 12b-1 fees from each Fund and receives a portion of the sales charges on sales or redemptions of certain classes of shares of each Fund. The directors recognized that RiverSource's profitability would be somewhat lower without these benefits. The directors noted that RiverSource may derive reputational and other benefits from its association with the Funds.

Investment Results
The directors received and reviewed detailed performance information on each Fund at each regular Board meeting during the year in addition to the information received for the meeting regarding approval of the Proposed Advisory Agreement. The directors noted that each Fund's current portfolio management team would continue to advise the Fund after the Transaction.

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement


The directors reviewed performance information on each Fund covering a wide range of periods, including the first six months of the calendar year, the preceding seven calendar years and annualized one-, three- and five- year rolling periods ending June 30, 2008. For most of these periods the directors reviewed information comparing each Fund to other funds with similar investment objectives as determined by Lipper, with one or more selected securities indices, to a group of competitor funds selected by Seligman and, where applicable, similar RiverSource funds. The directors also reviewed information about portfolio turnover rates of each Fund compared to other investment companies with similar investment objectives, including, where applicable, RiverSource funds.

The directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of the Funds.

Seligman Large-Cap Value Fund. The directors reviewed information comparing the Fund to the Lipper Large-Cap Value Funds Average, the Russell 1000 Value Index, the S&P 500 Index and the Lipper Multi-Cap Value Funds Average, as well as performance relative to the other funds in the Lipper Multi-Cap Value Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Fund ranked above the Lipper median for the one-, three- and five-year periods and that the Fund's results were above its benchmarks for the five- and three- year periods as well. The directors also noted that the Fund had varyingly performed above or below its benchmarks in the other periods shown, and that for 2007 and the first six months of 2008 the Fund's results were above each of its benchmarks. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results were satisfactory.

Seligman Smaller-Cap Value Fund. The directors reviewed information comparing the Fund to the Lipper Small-Cap Core Funds Average, Lipper Small-Cap Value Funds Average and the Russell 2000 Value Index, as well as performance relative to the other funds in the Lipper Small-Cap Core Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Fund was above the Lipper median for the three- and ten-year periods presented and that the Fund's results were significantly above its benchmarks for 2007, although they were varyingly above and below the benchmarks for the other periods presented and below its benchmarks for the first six months of 2008. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results were satisfactory.

Management Fees and Other Expenses
The directors considered the proposed advisory fee rate to be paid by each Fund to RiverSource, which is the same as the management fee rate paid by each Fund under the Seligman Management Agreement. In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for each of the RiverSource funds and managed accounts. With respect to each Fund, the directors noted that the effective advisory fee rate for the RiverSource fund in the same Lipper category as each Fund was lower than the proposed advisory fee rate for such Fund, and that the RiverSource equity fund fee rates are generally subject to adjustments based on investment performance whereas the proposed fee rate for each Fund, consistent with those in the Seligman Management Agreement, do not reflect performance adjustments. The directors recognized that it is difficult to make comparisons of advisory and management fees because there are variations in the services that are included in the fees paid by other funds.

In considering the proposed advisory fee rates, the directors noted that the management fee rates under the Seligman Management Agreement covers administrative services provided by Seligman, whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to each Fund pursuant to a separate administrative services agreement initially without a fee. The directors further

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

considered that the administrative fees, since they are not included in an advisory agreement, could be increased without stockholder approval, although RiverSource noted that, at that time, it did not have an intention to seek an increase, and that any such administrative fee increase would require board approval. The directors also noted RiverSource's and Ameriprise's covenants in the Transaction's stock purchase agreement regarding compliance with
Section 15(f) of the 1940 Act.

The directors noted that the management fee rate paid by each Fund is the same as the rate paid by a registered investment company managed by Seligman that is a "clone" of such Fund.

The directors also reviewed each Fund's total expense ratio as compared to the fees and expenses of funds within its peer group. In considering the expense ratios of each Fund, the directors noted that each Fund has elected to have shareholder services provided at cost by Seligman Data Corp. ("SDC"). SDC provides services exclusively to the Seligman Group of Funds, and the directors believed that the arrangement with SDC has provided each Fund and its shareholders with a consistently high level of service. The directors noted that RiverSource had previously indicated that no changes to the arrangements with SDC were being proposed at the time by RiverSource.

Seligman Large-Cap Value Fund. The directors compared the Fund's proposed advisory fee rate to the rate paid by other funds in the Lipper Multi-Cap Value Funds Average category (the "peer group"). The directors noted that they had concluded in their most recent continuance considerations regarding the Seligman Management Agreement in respect of the Fund that the management fee and total expense ratio were at an acceptable level in light of the quality of services provided to the Fund and in comparison to the Fund's peer group; that the advisory fee would not be increased and would stay the same for the Fund; that the total expense ratio had not changed materially since that determination; and that RiverSource had represented that the overall expenses for the Fund were not expected to be adversely affected by the Transaction. On that basis, the directors concluded that the total expense ratio and proposed advisory fee for the Fund anticipated to result from the proposed arrangements with RiverSource was acceptable. The directors also noted that the total expense ratio for the Fund had been reduced since the time of the most recent consideration approval.

Seligman Smaller-Cap Value Fund. The Fund's peer group consisted of those funds in the Lipper Small-Cap Core Funds Average category having net assets in a range that more closely corresponded to the net assets of the Fund (the "peer group"). The information showed that the Fund's current effective management fee rate was within the range of management fees paid by the peer group, although it was somewhat higher than the average and the median for the peer group. The directors noted that the Fund's fee rate schedule did not include breakpoints, although the management fee rate for the corresponding "clone" portfolio did include breakpoints (which had not been reached). The directors concluded that in view of the Fund's current asset levels and those reasonably anticipated over the next year it was not necessary at this time to request the implementation of breakpoints.

The directors also noted that the Fund's expense ratio was considerably higher than the median and the average for its peer group. Seligman explained that this was in part attributable to the Fund's management fee rate, which was somewhat higher than the median for the peer group, and costs resulting from a large number of small accounts due to the fact that the Fund is a core fund for many retirement plans. The directors concluded that the Fund's expense ratio was acceptable in light of the factors considered.

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement


Economies of Scale
The directors noted that the management fee schedule for the Funds do not breakpoints that reduce the fee rate on assets above specified levels. The directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment advisers as assets increase. The directors do not believe that there is a uniform methodology for establishing breakpoints that give effect to fund-specific economies of scale with respect to services provided by fund advisers. The directors also observed that in the investment company industry as a whole, as well as among funds similar to each Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The directors noted that RiverSource had indicated that no changes to the Funds' breakpoint arrangements were proposed to be made at the time. Having taken these factors into account, the directors concluded that each Fund's breakpoint arrangements were acceptable under the Fund's circumstances. The directors also recognized that the Funds may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Directors and Officers

Shareholders elect a Board of Directors that oversees the Series' operations. In connection with the acquisition of the Fund's prior investment manager, J. &
W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, shareholders of the Funds voted at a Special Meeting of Shareholders held on November 3, 2008 to elect 10 members to the Series' Board. Messrs. Maher and Richie served on the Series' Board prior to the acquisition and will continue to do so.

Each member of the Board oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. The address of each Director is 901 S. Marquette Ave., Minneapolis, MN 55402.

Independent Directors

                                       Principal Occupation(s) During Past
Name, (Age), Position(s)               Five Years, Directorships and Other
held with Series                       Information
-----------------------------------------------------------------------------

Kathleen Blatz (54)/1,2,6,7/           Attorney. Formerly, Chief Justice,
.. Director: From                       Minnesota Supreme Court, 1998-2006.
 November 7, 2008
-----------------------------------------------------------------------------

Arne H. Carlson (74)/1,2,3,5,6/        Formerly, Chairman, RiverSource
.. Director: From                       Funds, 1999-2006; Governor of
 November 7, 2008                      Minnesota.
-----------------------------------------------------------------------------

Pamela G. Carlton (54)/4,6,7/          President, Springboard - Partners in
.. Director: From                       Cross Cultural Leadership (consulting
 November 7, 2008                      company).
-----------------------------------------------------------------------------

Patricia M. Flynn (58)/1,3,6/          Trustee Professor of Economics and
.. Director: From                       Management, Bentley College.
 November 7, 2008                      Formerly, Dean, McCallum Graduate
                                       School of Business, Bentley College.
-----------------------------------------------------------------------------

Anne P. Jones (73)/1,2,6,7/            Attorney and Consultant.
.. Director: From
 November 7, 2008
-----------------------------------------------------------------------------

Jeffrey Laikind, CFA (73)/4,6,7/       Director, American Progressive
.. Director: From                       Insurance. Formerly, Managing
 November 7, 2008                      Director, Shikiar Asset Management.
-----------------------------------------------------------------------------

Stephen R. Lewis, Jr. (69)/1,2,3,4,6/  President Emeritus and Professor of
.. Director and Chairman                Economics, Carleton College;
 of the Board: From                    Director, Valmont Industries, Inc.
 November 7, 2008                      (manufactures irrigation systems).
-----------------------------------------------------------------------------

John F. Maher (64)/4,6,7/              Retired President and Chief Executive
.. Director: December                   Officer, and former Director, Great
 2006 to Date                          Western Financial Corporation (bank
                                       holding company) and its principal
                                       subsidiary, Great Western Bank (a
                                       federal savings bank).
-----------------------------------------------------------------------------
--------
See footnotes on page 60.

Directors and Officers


Independent Directors (continued)

                                        Principal Occupation(s) During Past
Name, (Age), Position(s)                Five Years, Directorships and Other
held with Series                        Information
------------------------------------------------------------------------------

Catherine James Paglia (56)/2,3,4,5,6/  Director, Enterprise Asset
.. Director: From                        Management, Inc. (private real estate
 November 7, 2008                       and asset management company).
------------------------------------------------------------------------------

Leroy C. Richie (66)/3,4,6/             Counsel, Lewis & Munday, P.C. (law
.. Director: 2000 to Date                firm); Director, Vibration Control
                                        Technologies, LLC (auto vibration
                                        technology); Lead Outside Direc-tor,
                                        Digital Ally Inc. (digital imaging)
                                        and Infinity, Inc. (oil and gas
                                        exploration and production); Director
                                        and Chairman, Highland Park Michigan
                                        Economic Development Corp.; and
                                        Chairman, Detroit Public Schools
                                        Foundation; Director, OGE Energy
                                        Corp. (energy and energy services
                                        provider). Formerly, Chairman and
                                        Chief Executive Officer, Q Standards
                                        Worldwide, Inc. (library of technical
                                        standards); Director, Kerr-McGee
                                        Corporation (diversified energy and
                                        chemical company); Trustee, New York
                                        University Law Center Foundation; and
                                        Vice Chairman, Detroit Medical Center
                                        and Detroit Economic Growth Corp.
------------------------------------------------------------------------------

Alison Taunton-Rigby (64)/3,4,5,6/      Chief Executive Officer and Director,
.. Director: From                        RiboNovix, Inc. since 2003
 November 7, 2008                       (biotechnology); Director, Idera
                                        Pharmaceutical, Inc. (biotechnology);
                                        Healthways, Inc. (health management
                                        programs). Formerly, Presi-dent,
                                        Forester Biotech.
------------------------------------------------------------------------------

Interested Director*

----------------------------------------------------------------------

William F. Truscott (48)*/6/    President -- US Asset Management and
.. Director and Vice President:  Chief Investment Officer, Ameriprise
 From November 7, 2008          Financial, Inc. and President,
                                Chairman of the Board, and Chief
                                Investment Officer, RiverSource
                                Investments, LLC; Director, President
                                and Chief Executive Officer,
                                Ameriprise Certificate Company; and
                                Chairman of the Board, Chief
                                Executive Officer, and President,
                                RiverSource Distributors, Inc.
                                Formerly, Senior Vice President --
                                Chief Investment Officer, Ameriprise
                                Financial, Inc.; and Chairman of the
                                Board and Chief Investment Officer,
                                RiverSource Investments, LLC,
                                2001-2005.
----------------------------------------------------------------------

--------
* Mr. Truscott is considered an "interested person" of the Series, as defined in the Investment Company Act of 1940, as amended, by virtue of his position with Ameriprise Financial, Inc. and its affiliates.

Member:  1 Board Governance Committee  5 Executive Committee
         2 Compliance Committee        6 Investment Review Committee
         3 Contracts Committee         7 Joint Audit Committee
         4 Distribution Committee

Directors and Officers


Series Officers

The Board appoints officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Director and Vice President of the Series, the Series' other officers are:

Name, (Age), Position(s)     Principal Occupation(s) During Past
held with Series, Address    Five Years
-------------------------------------------------------------------

Patrick T. Bannigan (43)     Director and Senior Vice President --
.. President: From            Asset Management, Products and
 November 7, 2008            Marketing, RiverSource Investments,
.. 172 Ameriprise Financial   LLC; Director and Vice President --
 Center                      Asset Management, Products and
 Minneapolis, MN 55474       Marketing, RiverSource Distributors,
                             Inc. Formerly, Managing Director and
                             Global Head of Product, Morgan
                             Stanley Investment Management,
                             2004-2006; President, Touchstone
                             Investments, 2002-2004.
-------------------------------------------------------------------

Michelle M. Keeley (44)      Executive Vice President -- Equity
.. Vice President: From       and Fixed Income, Ameriprise
 November 7, 2008            Finan-cial, Inc. and RiverSource
.. 172 Ameriprise Financial   Investments, LLC; Vice President --
 Center                      Invest-ments, Ameriprise Certificate
 Minneapolis, MN 55474       Company. Formerly, Senior Vice
                             President -- Fixed Income, Ameriprise
                             Financial, Inc., 2002-2006 and
                             RiverSource Investments, LLC,
                             2004-2006.
-------------------------------------------------------------------

Amy K. Johnson (43)          Vice President -- Asset Management
.. Vice President: From       and Trust Company Services,
 November 7, 2008            RiverSource Investments, LLC.
.. 5228 Ameriprise Financial  Formerly, Vice President --
 Center                      Operations and Compliance,
 Minneapolis, MN 55474       RiverSource Investments, LLC,
                             2004-2006; Director of Product
                             Development -- Mutual Funds,
                             Ameriprise Financial, Inc., 2001-2004.
-------------------------------------------------------------------

Scott R. Plummer (49)        Vice President and Chief Counsel --
.. Vice President, General    Asset Management, Ameriprise
 ounsel and Secretary:       Financial, Inc.; Chief Counsel,
 From November 7, 2008       RiverSource Distributors, Inc. and
.. 5228 Ameriprise Financial  Chief Legal Officer and Assistant
 Center                      Secretary, RiverSource Investments,
 Minneapolis, MN 55474       LLC; Vice President, General Counsel,
                             and Secretary, Ameriprise Certificate
                             Company. Formerly, Vice President --
                             Asset Management Compliance,
                             Ameriprise Financial, Inc.,
                             2004-2005; Senior Vice President and
                             Chief Compliance Officer, USBancorp
                             Asset Management, 2002-2004.
-------------------------------------------------------------------

Lawrence P. Vogel (52)       Treasurer of each of the investment
.. Treasurer: 2000 to Date    companies of the Seligman Group of
.. 100 Park Avenue            Funds since 2000; and Treasurer,
 New York, NY 10017          Seligman Data Corp. since 2000.
                             Formerly, Senior Vice President, J. &
                             W. Seligman & Co. Incorporated and
                             Vice President of each of the
                             investment companies of the Seligman
                             Group of Funds, 1992-2008.
-------------------------------------------------------------------

Directors and Officers


Series Officers (continued)

Name, (Age), Position(s)      Principal Occupation(s) During Past
held with Fund, Address       Five Years
--------------------------------------------------------------------

Eleanor T.M. Hoagland (56)    Chief Compliance Officer, RiverSource
.. Chief Compliance Officer:   Investments, LLC (J. & W. Seligman &
 2004 to Date                 Co. Incorporated prior to November 7,
.. Money Laundering            2008), of each of the investment
 Prevention Officer and       companies of the Seligman Group of
 Identity Theft Prevention    Funds since 2004; Money Laundering
 Officer: From November 7,    Prevention Officer and Identity Theft
 2008                         Prevention Officer, RiverSource
.. 100 Park Avenue             Investments, LLC for each of the
 New York, NY 10017           investment companies of the Seligman
                              Group of Funds since November 7,
                              2008. Formerly, Managing Director, J.
                              & W. Seligman & Co. Incorporated and
                              Vice President of each of the
                              investment companies of the Seligman
                              Group of Funds, 2004-2008.
--------------------------------------------------------------------

The Series' Statement of Additional Information (SAI) includes additional information about Series directors and is available, without charge, upon request. You may call toll-free (800) 221-2450 in the US or call collect
(212) 682-7600 outside the US to request a copy of the SAI, to request other information about the Series, or to make shareholder inquiries.

Additional Series Information

Fund Symbols            Manager                    General Distributor
Large-Cap Value Fund    From November 7, 2008      RiverSource Fund Distributors, Inc.
Class A: SLVAX          RiverSource Investments,   (formerly Seligman Advisors, Inc.)
Class B: SLVBX          LLC                        100 Park Avenue
Class C: SVLCX          200 Ameriprise Financial   New York, NY 10017
Class R: SLVRX          Center
                        Minneapolis, MN 55474      Independent Registered Public
Smaller-Cap Value Fund                             Accounting Firm
Class A: SSCVX          Until November 6, 2008     Deloitte & Touche LLP
Class B: SSCBX          J. & W. Seligman & Co.
Class C: SVMCX          Incorporated               Important Telephone Numbers
Class R: SSVRX          100 Park Avenue
                        New York, NY 10017         (800) 221-2450Shareholder Services
                                                   (800) 445-1777Retirement Plan Services
                        Shareholder Service Agent  (212) 682-7600Outside the United States
                        Seligman Data Corp.        (800) 622-459724-Hour Automated
                        100 Park Avenue                          Telephone Access Service
                        New York, NY 10017

                        Mail inquiries to:
                        P.O. Box 9759
                        Providence, RI 02940-9759

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

Quarterly Schedule of Investments

A complete schedule of portfolio holdings owned by the Series will be filed with the SEC for the first and third quarters of each fiscal year on Form N-Q, and will be available to shareholders (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US or (ii) on the SEC's website at www.sec.gov./1 /In addition, the Form N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. Certain of the information contained in the Series' Form N-Q is also made available to shareholders on Seligman's website at www.seligman.com./1/

Proxy Voting

A description of the policies and procedures used by the Series to determine how to vote proxies relating to portfolio securities as well as information regarding how each Fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect
(212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov./1 /Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

--------
/1/These website references are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this report or the Series' prospectuses or statement of additional information.

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                                    [GRAPHIC]




  This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of Seligman Value Fund Series, Inc., which contains information about the investment objectives, risks, charges, and expenses of each Fund, each of which should be considered carefully before investing or sending money.

EQVA2 12/08